     As filed with the Securities and Exchange Commission on October 15, 1996
                                         Securities Exchange Act.
No. 0-19853
                                                SEC Registration
No. 33-


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                     FORM SB-2 REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933

                      WORLDWIDE FOREST PRODUCTS, INC.
                        -------------------------------
              (Name of Small Business Issuer in its Charter)

   Colorado                       2491
84-1097874
----------------               -----------
----------------
(State or Jurisdiction  (Primary Standard Industrial      (IRS
Employer
of Incorporation)        Classification Code Number)
Identification No.)

                        Morris L. Ingram, President
                               101 Baremore
                      Louisville, Mississippi  39339
                              (601) 773-5200


-------------------------------------------------------------
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of
Registrant's Principal Executive Offices and Principal Place of
Business)

                                Copies to:
                         Robert N. Wilkinson, Esq.
                      Suite 900 - Kennecott Building
                        Salt Lake City, Utah  84133
                              (801) 530-7370
                            Fax (801) 364-9127

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration
Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ].

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ].

     If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box. [  ].

                      CALCULATION OF REGISTRATION FEE

Title of Each Class      Amount to be     Proposed Maximum
Proposed Maximum    Amount of
of Securities to be      Registered       Offering Price
Aggregate Offering  of Registration
Registered                                Per Share
Price               Fee
-------------------      -------------    ----------------
-----------------   --------------
Common Stock             1,091,300        $5.00(1) per share
$5,456,500(1)       $ 1,881.55
$.0075 par value         Shares

Representative's
Warrant                  1 Warrant        $0.0001 per Share
$7.00               $0.01

Common Stock             70,000           $6.00 per Share
$420,000            $144.84
$.0075 par value         Shares
Underlying
Representative's
Warrant

TOTAL
               $2,026.39

-----------------------------------------------------------------
--------------------------------


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration
Statement shall thereafter become effective in accordance with
Section 8(a) of
the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section
8(a), may determine.

The Exhibit Index appears on page -- of the sequentially numbered pages of this Registration Statement. This Registration Statement, including exhibits, contains ___ pages.

(1)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

PROSPECTUS

-----------------------------------------------------------------
-------------

                      WORLDWIDE FOREST PRODUCTS, INC.

                700,000 Shares on a "firm commitment" basis
                                    and
              191,300 Shares offered by Selling Shareholders
                                    and
 Potentially an additional 200,000 Shares offered by a Selling
Shareholder

     Being offered by Worldwide Forest Products, Inc. (the
"Company" or
"WWFP") pursuant to this Prospectus are 700,000 shares of the Company's $.0075 par value common stock. Also being offered pursuant to this Prospectus are
191,300 shares of the Company's $.0075 par value common stock
(the "Selling
Shareholder Shares"), which shares, though they are being offered by the holders of such Selling Shareholder Shares, are being registered by the
Company on behalf of certain of its shareholders (the "Selling
Shareholders").
The Company has registered an additional 200,000 shares underlying a warrant exercisable only on the date of this Prospectus. If the Warrant is exercised, the additional 200,000 shares will increase the total number of Shares being sold by Selling Shareholders to 391,300. Upon the sale of the Selling
Shareholder Shares, the Company will not receive any of the proceeds from the
Selling Shareholder Shares. The Selling Shareholders are not paying any of the expenses of the registration or offering. The Selling Shareholder Shares were issued in exchange for cash, services and the conversion of prior outstanding debt instruments. (See "DESCRIPTION OF SECURITIES -- Selling
Shareholders."

     THESE ARE SPECULATIVE SECURITIES, INVOLVE A HIGH DEGREE OF
RISK AND
IMMEDIATE AND SUBSTANTIAL DILUTION AND SHOULD BE PURCHASED ONLY
BY PERSONS WHO
CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT.  (SEE "RISK FACTORS."
BEGINNING ON
PAGE 4).

     The offering price of the Shares has been determined by
negotiations
between the Company and Castle Securities Corp., (the
"Representative") and
was determined without recognition to any established criteria of value.
Though the Company has applied for entry to the National
Association of
Securities Dealers Automated Quotation System ("NASDAQ"), there is no market
for the Company's common stock as of the date of this Prospectus and there can
be no assurance that a public market for the Company's common stock will
arise, or if so, will be sustained to any extent.  (See "RISK
FACTORS" and
"DESCRIPTION OF SECURITIES.")
                           ____________________
     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
THE SECURITIES
AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE
ACCURACY OR
ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY
IS A CRIMINAL
OFFENSE.
                     Price to Public  Underwriting   Proceeds to
Company
                                      Discount (1)   (2)(3)
-----------------------------------------------------------------
-------------
Per Share            $        5.00    $      0.50     $
4.50
Aggregate Offering   $3,500,000       $350,000        $3,150,000
-----------------------------------------------------------------
-------------
                      (See Notes on following page.)

                          Castle Securities Corp.
                        45 Church Street, Suite #25
                         Freeport, New York  11520
                              (516) 868-2000

                  Reserved NASDAQ Listing Symbol:  "    "
         The date of this Prospectus is ___________________, 1996

(1) Does not include additional compensation to be received by the
Representative in the form of a 3.0% non-accountable expense allowance payable by the Company to the Representative. In addition, the Representative will receive Representative's Warrants exercisable for an amount of shares of the
Company's common stock equal to 10.0% of the total number of Shares purchased by the Underwriters, excluding over-allotment Shares, if any. In addition, the Company and the Underwriters have agreed to indemnify each other against certain liabilities, including liabilities which may arise under the
Securities Act of 1933, as amended. It is anticipated that the sale of the
Selling Shareholder Shares offered hereby will ultimately be conducted in regular way brokerage transactions through selected members of the National
Association of Securities Dealers, Inc. (the "NASD")  (See --
"PLAN OF
DISTRIBUTION.")

(2) Before deduction of expenses of the offering payable by the Company, including the Representative's non-accountable expense allowance and financial consulting fee, estimated at approximately $530,000.
Approximately $340,000
of the expenses of the offering have been prepaid by the Company.
Therefore,
the net offering proceeds will be reduced by approximately
$190,000 in
offering expenses yet to be paid.

(3) The Underwriters are offering a total of 700,000 Shares subject to an over-allotment option of an additional 70,000 Shares. The Underwriters will have 45 days from the date of this Prospectus to exercise the over-allotment option, thus the offering will continue until such date, or, until such earlier date as all such Shares are sold.

     THE COMPANY'S OFFICERS, DIRECTORS, AND PRINCIPAL
SHAREHOLDERS MAY
PURCHASE A PORTION OF THE SHARES OFFERED HEREBY UPON THE SAME
TERMS AND
CONDITIONS AS OTHER INVESTORS IN THIS OFFERING.  IF SUCH PURCHASE
ARE MADE,
THEY WILL BE MADE FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO
IMMEDIATE
RESALE OR DISTRIBUTION.  THE AGGREGATE NUMBER OF SHARES WHICH MAY
BE PURCHASED
BY SUCH PERSONS SHALL NOT EXCEED 20% OF THE NUMBER OF SHARES SOLD
IN THE
OFFERING.

     A SIGNIFICANT NUMBER OF SHARES MAY BE SOLD TO CUSTOMERS OF
THE
UNDERWRITERS.  SUCH CUSTOMERS MAY SUBSEQUENTLY ENGAGE IN THE SALE
OR PURCHASE
OF THE SECURITIES THROUGH OR WITH THE UNDERWRITERS.  ALTHOUGH
THEY HAVE NO
OBLIGATION TO DO SO, THE UNDERWRITERS MAY BECOME MARKET MAKERS
AND OTHERWISE
EFFECT TRANSACTIONS IN SECURITIES OF THE COMPANY, AND, IF THEY
PARTICIPATE IN
SUCH MARKET, MAY BE A DOMINATING INFLUENCE IN THE TRADING OF THE
SECURITIES
HEREIN. THE PRICES AND LIQUIDITY OF THE SECURITIES MAY BE
SIGNIFICANTLY
AFFECTED BY THE DEGREE, IF ANY, OF THE PARTICIPATION OF THE
UNDERWRITERS IN
SUCH MARKET, SHOULD A MARKET ARISE.

     The Shares are offered by the Underwriters and the Company subject to prior sale, allotment, acceptance, withdrawal, cancellation or modification of the offer. Any modification to the offering will be made by means of an amendment to the Prospectus. The Underwriters and the Company reserve the right to withdraw or cancel the offer without notice, and to reject any orders, in whole or in part, for the purchase of any of the offered Shares.

     The Company will make available to its shareholders an Annual Report on
Form 10-K containing financial information audited and reported upon by independent certified public accountants, and it may also provide unaudited quarterly or other interim reports as it deems appropriate. The Company is a
"reporting company" under the Securities Exchange Act of 1934 and thus will comply with the periodic reporting requirements of the Securities Exchange Act of 1934. When such reports, proxy statements and other information are filed by the Company with the Commission they will be available for inspection and copying at the Public Reference Section of the Commission at Room 1024,
Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the
Regional offices of the Commission at 230 Dearborn Street,
Chicago, Illinois
60604 and 75 Park Place, 14th Floor, New York, New York 10007, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of the Web site is
(http://www.sec.gov).

     The Company will provide without charge to each person who receives this
Prospectus, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the Prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference), by directing such requests to Morris L. Ingram, President, Worldwide Forest
Products, Inc., 101 Baremore, Louisville, Mississippi 39339;
telephone no.
(601) 773-5200.

                          ADDITIONAL INFORMATION
                            ----------------------
     A registration statement on Form SB-2, including amendments thereto, relating to the shares offered hereby has been filed by the Company with the
Securities and Exchange Commission, Washington, D.C. This Prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the
Company and the shares offered hereby, reference is made to such registration statement, exhibits and schedules. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. A copy of the registration statement may be inspected without charge at the Commission's principal offices in Washington, D.C., and copies of all or any part thereof may be obtained from the Commission upon the payment of certain fees prescribed by the Commission.

                            PROSPECTUS SUMMARY
                              ------------------

     The following summary is qualified in its entirety by the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus. ON OCTOBER 14, 1994, THE COMPANY EFFECTED A 1
SHARE FOR 25 SHARE REVERSE SPLIT.  ALL DISCUSSIONS HEREAFTER
RELATE TO THE
NUMBER OF SHARES AS IF THE SPLIT HAD OCCURRED REGARDLESS OF THE
DATE OF THE
TRANSACTION BEING DESCRIBED.

The Company
-----------

     The Company is engaged, primarily through its wholly-owned subsidiary,
Treat-All Wood Products, Inc., in the wood products business, specializing in the sale and manufacture of preservative treated wood products such as utility poles, bridge pilings and timbers, railroad cross-ties, guard rail posts, fence posts and sign posts.

     The Company's offices are located at 101 Baremore, Louisville,
Mississippi  39339.  Its mailing address is P.O. Box 564,
Louisville,
Mississippi  39339; and its telephone number is (601) 773-5200.

The Offering:
-------------

     Pursuant to this Prospectus, the Company, through the Underwriters, and the Selling Shareholders are offering 700,000 and 191,300 shares respectively of the Company's common stock. The number of Selling Shareholder Shares might be increased to 391,300 in the event a 200,000 share warrant is exercised on the date of this Prospectus. With the exception of the shares underlying one warrant covering 200,000 shares exercisable on the date of this Prospectus, the Selling Shareholder Shares may not be sold for a period of ninety (90) days following the date of this Prospectus, without the consent of the
Representative.  (See "DESCRIPTION OF SECURITIES;"
"UNDERWRITING.")

Securities presently outstanding:
---------------------------------

Common Stock
(shares):...............................................1,486,912
Non-convertible Preferred Stock
(shares).............................5,908,205
Class A Warrants (each exercisable
  for one common
share):.............................................1,080,000
Class B Warrants (each exercisable
  for one common
share):...............................................792,928
Class C Warrants (each exercisable
  for one common
share)................................................545,000
Stock Options (each exercisable for one
  common
share):..........................................................
 ...0

Securities being registered:
---------------------------

Common Stock
(shares)..........................................1,091,300(1)(2)

Securities to be outstanding after this registration:
----------------------------------------------------

Common Stock
(shares)..........................................2,386,912(2)(3)
Non-Convertible Preferred Stock
(shares)....................9,508,205(2)(3)(4)

(1) Includes 700,000 shares of common stock to be newly issued to the purchasers in this offering (excluding over-allotment shares), 191,300 shares of common stock currently outstanding and owned by Selling
Shareholders, and
200,000 shares of common stock underlying a warrant exercisable only of the date of this Prospectus.

(2) Does not give effect to up to 70,000 shares of common stock included in the over-allotment option and the shares underlying the Representative's
Warrants. (See "DILUTION" and "PLAN OF DISTRIBUTION."), but does assume the exercise of a warrant covering 200,000 shares of common stock exercisable only on the date of this Prospectus.

(3) Assumes that none of the Class A, B and C Warrants are exercised, other than one Class A Warrant in the amount of 200,000 shares.

(4) The Preferred Stock has anti-dilution rights which provide that each time a share of common stock is issued, four shares of preferred stock are to be issued to the only preferred stockholder of the Company.

Use of Proceeds
---------------

     Despite the fact that the Company is paying the expenses associated with the registration of the Selling Shareholder Shares, the Company will not receive any of the proceeds from the sale of the Selling
Shareholder Shares.

     The approximately $2,960,000 in net proceeds represented by the sale of the Shares will be applied over the next twelve (12) months substantially as follows: $1,600,000 for repayment of loans made by existing shareholders;
$1,000,000 for purchase of inventory; $250,000 for possible acquisitions; and approximately $110,000 for working capital. In the event that the
Underwriters' over-allotment shares are sold, the estimated net proceeds of this offering will be approximately $3,264,500 and the additional $304,500 in net proceeds will be applied to general working capital purposes.
(See "USE
OF PROCEEDS" and "BUSINESS.")

                               RISK FACTORS

     These securities involve a high degree of risk. Prospective purchasers should consider carefully, among other factors set forth in the Prospectus, the following:

     LIMITED OPERATING HISTORY, OPERATING LOSSES AND LIMITED
STOCKHOLDERS'
EQUITY. The Company has only had a limited operating history and has incurred substantial operating losses. Through June 30, 1996, the Company has incurred an unaudited accumulated deficit on a consolidated basis of $4,732,296. There can be no assurance that the Company will be able to achieve profitable operations. The notes to the consolidated financial statements disclose the
Company's current financial status and its plans to obtain adequate funds to continue operations. (See "FINANCIAL STATEMENTS.")

     SUCCESS DEPENDENT ON MANAGEMENT. Success of the Company depends on the active participation of Messrs. Sorrentino and Ingram. While the Company has an employment agreement with Mr. Ingram, the loss of the services of Messrs.
Sorrentino and/or Ingram could adversely affect development of the Company's business and its likelihood of continuing operations. (See "MANAGEMENT.")

     NEED FOR PROCEEDS OF THIS OFFERING. The Company has a need for the proceeds from this offering in order to provide capital for the repayment of debt, working and expansion capital for the Company's operations, and to further develop and market the Company's products. While Management estimates that the net proceeds from the offering will be sufficient to meet the
Company's cash requirements for at least 12 months from the conclusion of this offering, the Company may be forced to seek additional funds. There can be no assurance that the Company will be able to successfully raise additional funds at an acceptable cost, if at all. (See "USE OF PROCEEDS.")

     BUSINESS DEVELOPMENT AND EXPANSION RISKS. The Company is implementing a business plan pursuant to which it intends to become a full service operation
(instead of a treatment service only operation), expand its line of products and increase its market area. The expenses arising in connection with these activities will be charged against income as they are incurred and, accordingly, will have a negative impact upon the Company's results of operations until such time as such expenses are offset by increased revenues, of which there is no assurance. (See "USE OF PROCEEDS" "BUSINESS.")

     OPERATING HAZARDS, UNINSURED RISKS AND PRODUCT LIABILITY.
Although the
Company has property and casualty insurance, the Company's operations will be subject to hazards and risks any of which could result in severe damage to or destruction of the Company's owned facilities, equipment and inventory.
Possible legal liability exists for any or all damages resulting and/or perceived to result, from these and other potential risks. Any such event, to the extent that it was uninsured, could have an adverse effect on the Company and investors in this offering.

     Other than the above described insurance, the Company does not presently have insurance to cover such hazards, nor is there any assurance that the
Company will in the future choose to, or be able to, adequately insure itself against all of the risks attendant to its contemplated activities. If the
Company incurs uninsured losses or liabilities, the Company's funds available for operations will be reduced and its properties and other assets may even be lost.

     GOVERNMENTAL REGULATION AND ENVIRONMENTAL FACTORS. Any manufacturing and marketing activities undertaken by the Company will be subject to extensive federal, state and local laws, rules and regulations controlling not only the acquisition of the various raw chemicals and other materials utilized by the
Company, but the handling and distribution of such chemicals and the disposition of any byproducts resulting from any such activities. The recent trend towards extreme scrutiny with respect to materials, chemicals or otherwise, that possess the ability, whether properly or improperly handled, to damage the environment, could adversely impact the Company's ability to do business. Existing as well as future legislation and regulations could cause additional expense. Capital expenditures, restrictions and delays in the manufacture and marketing of chemical treatments which the Company might become involved. The extent to which future legislation and regulations might effect the Company can not be predicted. There is no assurance that environmental safety standards will not be imposed that are more stringent than those presently in effect having an adverse impact on the Company's operations or causing material changes in the Company's business. The Company is currently in compliance. However, there is no assurance that the Company will continue to be in compliance in the future, or that the laws, rules and/or regulations won't change, making it difficult if not impossible for the
Company to comply.

     NO PATENT PROTECTION. The Company's designs, products and manufacturing processes are not covered by patent protection. Although the Company treats certain of its designs, products and manufacturing processes as proprietary, and the Company's officers have signed confidentiality agreements, there is no assurance that confidentiality can or will be maintained or that others will not develop similar or superior designs, products or duplicate the Company's manufacturing processes.

     COMPETITION. The Company faces substantial competition from other manufacturers of similar designs and products, many of which are well established and have significantly greater financial and other resources than the Company. No assurance can be given that the Company will be able to compete successfully. (See "BUSINESS -- Competition.")

     DEPENDENCE ON SIGNIFICANT CUSTOMERS.   One of the Company's
customers,
Edison Hubbard, represented approximately 16% of the Company's revenues during the fiscal year ended September 30, 1995. No other customer represented more than 10% of the Company's revenues during the fiscal years ended September 30,
1994 and 1995. The loss of a significant customer could have a material adverse affect on the Company's revenues.

     CONFLICTS OF INTEREST. The Company's Directors and Officers are or may become, in their individual capacity officers, directors, controlling shareholders and/or partners of other entities engaged in a variety of businesses. Thus, there exist potential conflicts of interest including, among other things, time, effort and corporate opportunity, involved in participation with such other business entities. The amount of time which some of the Company's Officers and Directors will be able to devote to the
Company's businesses may be limited. It is not anticipated that any of such other businesses will be ones that are, or will be, in competition with the
Company.  (See "CERTAIN RELATIONSHIPS AND RELATED PARTY
TRANSACTIONS -
Resolving Conflicts of Interest.")

     GENERAL BUSINESS RISKS. The Company believes it is important to remember that future periods may be impacted by general economic conditions, various competitive factors (including price-based competition) and competition from other parties providing alternative wood preserving technologies. Additionally, the results could also be affected in any given period by circumstantial revenue gain (i.e., not strategic or planned for), business interruptions or costs associated with hurricanes, ice storms, floods, train derailment, fire or new regulatory mandates and other similar events outside the control of the Company. The Company's business can also be adversely impacted by fluctuations in spot purchases and/or sub-contracting. Other considerations that can have a potentially significant impact on the Company's operations include: loss of a principal customer; inability to obtain appropriate sized pole for an order in a timely manner, changes in EPA regulations; market demand for the Company's product; a decline in selling prices; the ability to maintain certain relationships currently providing favorable terms and opportunities to the Company; the timing of significant orders; the timely availability of capital; cancellation or rescheduling of orders by a customer experiencing financial difficulties or for other reasons;
unexpected return of production; the timing of expenditures in anticipation of increased sales; and cyclicality of revenue in the Company's targeted markets.

     LACK OF CAPITAL TO PAY DEMAND NOTES. As of June 30, 1996, the Company owed approximately $1,600,000 to various shareholders of the Company evidenced by promissory notes. The Company intends to pay off these notes with proceeds from this offering. In the event this offering is not successful, the Company will not be able to pay off these obligations and will be in default if demands for payment are made by the holders of certain of these notes, some of which are payable on demand.

     LACK OF PUBLIC MARKET FOR COMPANY'S COMMON STOCK. There presently exists essentially no market for the Company's Common Stock. There can be no assurance that any market can be developed and sustained. The investment community could show little or no interest in the Company in the future. As a result, purchasers of the Company's securities may have difficulty in selling such securities should they desire to do so.

     GOING CONCERN RISK. As disclosed in Note 11 to the Company's financial statements included elsewhere in this Prospectus, the Company does not have significant cash, nor does it currently have a source of revenues significant to cover its operating costs and allow it to continue as a going concern. The
Company's ability to continue as a going concern is dependent on the Company's ability to complete this offering successfully or to raise additional capital through other means.

     DILUTION. As a result of the sale of the firm commitment Shares, and assuming exercise of a 200,000 share Warrant on the date of this Prospectus, purchasers of such Shares will suffer immediate substantial dilution in the price of $5.00 per Share purchased by them of $3.25 per Share (65%).
Conversely, the Company's present shareholders will receive an immediate benefit of $1.10 per share from the sale of the firm commitment offering amount. (See "DILUTION.")

     EFFECT OF CURRENT AND POTENTIAL REGULATORY ACTIONS AGAINST
REPRESENTATIVE
ON THE OFFERING AND INVESTORS.  On August 24, 1992, the
Representative
voluntarily ceased operations as a broker-dealer due to an
expected inability
to maintain the minimum net capital requirements of the U.S.
Securities and
Exchange Commission (the "Commission").  On December 16, 1992,
the
Representative resumed its operations and is currently in
compliance with the
net capital requirements.  No assurance can be given that the
Representative
will continue to be able to meet the net capital requirements.
In the event
that a net capital deficiency reoccurs, the Representative will not be allowed
to participate in this Offering until such time that the
deficiency is
rectified.   The Representative was also the subject of (i) an
action
instituted by the NASD which has been resolved in accordance with an Offer of
Settlement accepted by the NASD pursuant to which the Representative and its principal neither admitted nor denied the allegations against them and agreed to censure and the payment of a $4,000 fine; and (ii) a proceeding instituted by the State of Georgia which resulted in the assessment of fines against the
Representative and its president. The Representative is currently the subject of an injunctive action commenced by the Commission in the United States
District Court for the Southern District of New York and an additional disciplinary proceedings instituted by the NASD. See "Plan of Distribution."
The foregoing proceedings may have a materially adverse effect upon the
Representative's ability to act as the managing underwriter of this Offering.
The Commission's action may result in disgorgement of profits by the
Representative which will reduce or exceed the Representative's net capital.
As a result thereof, unless the Representative is able to obtain additional capital to satisfy its net capital requirements, it would be required to cease operations. The NASD is also seeking disgorgement in its pending action. The
Representative believes that the amount of disgorgement being sought by the
NASD would not cause the Representative to cease operations due to net capital difficulties, although no assurance to this effect can be given. If a net capital deficiency were to arise, however, the Representative would be required to cease operations. The Representative's inability to participate in the sale of the Company's securities will have a materially adverse effect on the Company's ability to complete this Offering. Should the Representative be unable to participate, the Company may immediately suspend the Offering and attempt to secure another underwriter. There is no assurance that it will be successful in this regard. In either case, it will not resume the revised terms of the Offering until it has filed a post-effective amendment and such amendment has been declared effective. In addition to the foregoing, any action resulting in the suspension or cessation of the Representative's right to engage in business after the consummation of the Offering, could have a materially adverse effect on the aftermarket.

     PUBLIC WILL BEAR RISK OF LOSS.  The capital required by the
Company to
repay debt, continue operations and expand its business is being sought principally from the proceeds of this offering. Therefore, public investors will bear most of the risk of the Company's contemplated continued and expanded operations.

     DIVIDENDS. No dividend has been paid on the Company's securities since inception and no dividends are contemplated at any time in the foreseeable future. Investors who anticipate the need for immediate dividends from their investments should refrain from purchasing any of the shares offered hereby.
(See "DESCRIPTION OF SECURITIES.")

     SHARES AND WARRANTS ELIGIBLE FOR FUTURE SALE. In exchange for cash, fixed assets, interest, services and/or the conversion of prior outstanding debt instruments, a total of 1,486,912 shares of the Company's $.0075 par value common stock, 1,080,000 Class A Warrants, 792,928 Class B
Warrants and
545,000 Class C Warrants were issued by the Company prior to the date of this
Prospectus. A total of 1,407,435 shares of the Company's outstanding common stock are "restricted securities" and under certain circumstances may in the future be sold in compliance with Rule 144 adopted under the Securities Act of
1933, as amended (the "Act"), which provides that such restricted securities can not be sold in the open market until two years after originally purchased, or unless they are registered under the Act. Future sales of those shares under Rule 144 could depress the market price of the Common Stock in any market which may exist. The Company estimates that approximately 522,471 of the "restricted" shares have been held at least two years, and may now be sold in compliance with Rule 144. Any shares issued upon exercise of the Warrants
(with the exception of one Warrant covering 200,000 shares) will not be registered shares and thus can not be sold in the open market without registration or qualifying exemption from registration. The 191,300 Selling
Shareholder Shares that are being registered in this offering (and up to an additional 200,000 shares underlying a warrant exercisable on the date of this
Prospectus) may ultimately be sold in open market transactions commencing 90 days after the effective date of this Prospectus (earlier only with the consent of the Representative), which transactions could depress the market price of the Company's common stock. (See "DESCRIPTION OF SECURITIES --
Selling Shareholders.")

     EFFECT OF SELLING SHAREHOLDERS ON WARRANTHOLDERS AND
COMPANY.  The
Selling Shareholders may elect to sell their shares into the public market, if any, for the Company's common shares thus having a depressing or overhanging effect on the market price for such securities. However, with the exception of the possible sale of up to 200,000 shares underlying one warrant on or after the effective date of this Prospectus, the other Selling Shareholders are restricted from selling any portion of the remaining 191,300 Selling
Shareholder Shares for a period of ninety (90) days following the effective date of this Prospectus without the consent of the Representative. Such sales could impede the exercise of the Company's outstanding common stock purchase warrants, thus a) depriving the Company from receiving additional working capital, from the exercise of the Warrants at a time when working capital might not otherwise be available; and/or b) depriving the Warrantholders from realizing any economic gain from the sale of the Warrants and/or underlying shares. Warrantholders which may exercise their warrants in the future will likely exercise their warrants at prices less than the then existing market price of the Company's common stock. This may have a depressive effect on the market value of the Company's common stock and may inhibit the ability of the Company to raise funds at higher per share prices.

     EFFECT OF EXERCISE OF WARRANTS AND CERTAIN REGISTRATION
RIGHTS.  The
Company will sell to the Representative, for nominal consideration, the
Representative's Warrant to purchase 70,000 shares of the Company's common stock. The Representative's Warrant will be exercisable over a four-year period commencing one year from the date of this Prospectus at a price equal to 120% of the public offering price per share. Exercise of the Representative's Warrant can be expected to take place at a time when the
Company would be able to obtain additional equity on terms more favorable then those of the warrants. At the time of such exercise, the net tangible book value of the Company's common stock will undergo further dilution if the exercise price per share is below the then net tangible asset value of the common stock per share. In addition, the Company has certain obligations to maintain the registration of the Representative's Warrant and/or underlying securities. These obligations may involve substantial expense to the Company at a time when it may not be able to afford that expense, and could adversely affect the terms upon which it may obtain additional financing. Accordingly, the existence of the Representative's Warrant and underlying securities and the Company's registration maintenance obligations in connection therewith may have a depressive effect on the market price of the common stock (See
"UNDERWRITING").

     POSSIBLE LIABILITY FOR PERSONAL INJURY AND PROPERTY DAMAGE. The risk of accidents occurring on the Company's property or during the Company's business operations which could result in personal injury or property damage could be significant. Although the Company intends to maintain insurance which management believes should be adequate to cover this risk, there is no assurance that it will be able to obtain such coverage at acceptable costs, if at all, or that, if claims are exerted, such coverage will be sufficient to satisfy any liability that the Company may sustain. Failure to maintain liability insurance coverage could have a materially adverse affect on the
Company's business.

     EFFECT OF PENNY STOCK REFORM ACT AND RULE 15g-9:  POSSIBLE
INABILITY TO
SELL THE COMPANY'S SECURITIES IN THE SECONDARY MARKET. In the event the shares are not listed on NASDAQ or if they are listed and then are delisted, or if the shares are not listed on NASDAQ and the trading price of the shares drops below $5.00 per share, the shares will become subject to the Penny Stock
Reform Act.

     (a) Penny Stock Reform Act. In October 1990 Congress enacted the
"Penny Stock Reform Act of 1990" (the "'90 Act") to counter fraudulent practices common in penny stock transactions. Pursuant to Rule 3a51-1 (the
"Rule") of the Exchange Act a security will be defined as a "penny stock" unless it is (i) a reported security (i.e., listed on certain national securities exchanges); (ii) a security registered or approved for registration and traded on a national securities exchange that meets certain guidelines, where the trade is effected through the facilities of that national exchange;
(iii) a security listed on NASDAQ; (iv) a security of an issuer that meets certain minimum financial requirements ("net tangible assets" in excess of
$2,000,000 or $5,000,000, respectively, depending on whether the issuer has been continuously operating for more or less than three years, or "average revenue" of at least $6,000,000 for the last three years); or (v) a security with a price of at least $5.00 per share in the transaction in question or that has a bid quotation (as defined in the Rule) of at least $5.00 per share.

     Pursuant to the '90 Act, brokers and/or dealers, prior to effecting a transaction in a penny stock, will be required to provide investors with written disclosure documents containing information concerning various aspects involved in the market for penny stocks as well as specific information about the subject security and the transaction involving the purchase and sale of that security (e.g., price quotes and broker-dealer and associated person compensation). Subsequent to the transaction, the broker will be required to deliver monthly or quarterly statements containing specific information about the subject security. These added disclosure requirements will most likely negatively affect the ability of purchasers herein to sell their securities in the secondary market should a market exist therefor.

     (b) Rule 15g-9. Rule 15g-9 promulgated under the Exchange Act imposes additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may also affect the ability of purchasers in this Offering to sell their securities in the secondary market should a market exist therefor.

     CONTROL BY MANAGEMENT. Upon completion of this Offering the Company's officers and directors will directly or indirectly own approximately 42.0% of the issued and outstanding shares of the Common Stock and 100% of the issued and outstanding shares of Preferred Stock, and will effectively control approximately 88% of the voting control of the Company. The foregoing percentages will be increased to the extent that any shares of Common Stock are purchased by officers and directors in this Offering. Mr. Sorrentino, directly or indirectly, owns most of these shares. There are no cumulative voting rights under the Company's articles of incorporation. Accordingly, the
Company's current management, if they act as a group, will be able to elect all of the Company's directors and continue to control the Company for the foreseeable future. (See "SECURITY OWNERSHIP OF MANAGEMENT, PRINCIPAL
SHAREHOLDERS AND DESCRIPTION OF SECURITIES."

                   MARKET PRICE AND DIVIDEND INFORMATION
                    ---------------------------------------

     The Company's common stock was listed on the National
Association of
Securities Dealers Automated Quotation System ("NASDAQ") until
June 11, 1993
when it lost such listing due to failure to file its required reports under the Securities Exchange Act of 1934, as amended. The Company has re-applied for NASDAQ and it is anticipated that, following the closing of this offering, the Company's common stock will once again be listed on NASDAQ. However, it needs, among other things, the proceeds of this offering in order to be considered for requalification to the NASDAQ system.

     Since June 11, 1993 when the Company's common stock was delisted from
NASDAQ, there has been no market in the Company's common stock and there have been no quotations published for the Company's common stock.

    On September 23, 1996, there were approximately 250 holders of record of the Company's common stock and one holder of the Company's preferred stock.

     While the Company has not yet paid any dividends on the Company's common stock, the Board of Directors of the Company presently intends to pursue a policy of retaining earnings, if any, for use in the Company's operations and to finance expansion of its business. With respect to the common stock, the declaration and payment of dividends in the future, of which there can be no assurance, will be determined by the Board of Directors in light of conditions then existing, including the Company's earnings, financial condition, capital requirements and other factors. There are presently no dividends which are accrued or owing with respect to the outstanding preferred stock. However, no assurance can be given that no dividends will be declared or paid on the
Company's preferred stock in the future.

                                 DILUTION
                                   --------

     The following table summarizes the comparative ownership and capital contributions of existing common stock shareholders and investors in this offering as of June 30, 1996, which is the date of the financial statements included in this Prospectus:

                Common        Percent      Total            Total
             Average Price
                Shares        Of Total     Consideration
Consideration       Per share
                Owned         Common       Paid             Paid
                              Shares
                ---------     ---------    --------------
---------------     -------------
Current
Shareholders(1) 1,686,912      70.7%       $6,444,758
64.8%               $ 3.82
New Investors     700,000      29.3%       $3,500,000
32.2%               $ 5.00
                ---------     -----        ------------
---------------
    Total       2,386,912     100.0%       $9,944,758
100.0%

(1) Assumes that an existing shareholder will exercise a warrant covering 200,000 shares of common stock on the date of this Prospectus, and treating those 200,000 shares as outstanding as of June 30, 1996.


     The pro forma net tangible book value of the Company as of June 30, 1996 was $965,290 or $0.65 per share. Pro Forma net tangible book value per share represents the Company's total tangible assets less its total liabilities divided by the number of shares of Common Stock outstanding.

     Pro forma net tangible book value dilution per share represents the difference between the amount paid per share by purchasers of Common Stock in this offering and the pro forma net tangible book value per share of Common
Stock as adjusted to give effect to this offering. After giving effect to the sale of the 700,000 shares of Common Stock offered by the Company hereby at an assumed public offering price of $5.00 per share (assuming the Underwriters' over-allotment option is not exercised, assuming a 200,000 share Warrant is exercised on the date of this Prospectus at $1.00 per share, and after deducting the estimated underwriting discounts and commissions and the estimated offering expenses which have not been prepaid), the as adjusted net tangible book value of the Company as of June 30, 1996 would have been approximately $4,165,290 or $1.75 per share of Common Stock.
This represents
an immediate increase in pro forma net tangible book value of $1.10 per share to existing shareholders and an immediate dilution of $3.25 per share to new investors in this offering. The following table illustrates the dilution per share to new investors as of June 30, 1996:

Assumed initial public offering price per
share..........................               $5.00
 Pro forma net tangible book value per share as of June 30,
1996.........  $0.65
 Increase in pro forma net tangible book value per share
attributable to
   new
shareholders.....................................................
 .  $1.10
As adjusted net tangible book value per share after
offering.............  $1.75
Dilution per share to new shareholders
(1)...............................               $3.25

                     =====

(1) Dilution is the difference between the effective offering price of $5.00 per share and the net tangible book value per share immediately after the offering.

     The foregoing discussion assumes exercise of none of the Class A, B and C
Warrants resulting in the issuance of the 2,387,928 underlying shares (with the exception of one Class A Warrant covering 200,000 shares), does not take into consideration the Underwriter's over-allotment shares or the effect of the shares underlying the Representative's Warrants. (See "DESCRIPTION OF
SECURITIES.")

                              USE OF PROCEEDS
                              ----------------

     The net proceeds to be realized by the Company from this offering will be approximately $2,960,000. In the event that the Underwriters' over-allotment is sold, the estimated net proceeds of this offering will be $3,264,500 and the additional net proceeds will be applied to working capital. Management estimates that the net proceeds of this offering, together with revenues from operations, will be sufficient to meet the Company's cash requirements for at least 12 months from the conclusion of this offering. Management anticipates the net proceeds of this offering will be used substantially, and in the order of priority, shown below(1):

Operating Costs and Working Capital:

    Repayment of Debt(2)                       $ 1,600,000

    Inventory Purchases (3)                      1,000,000

    Possible Acquisitions (4)                      250,000

    Working Capital(3)(4)(5)                       110,000
                                                 ---------

       Total                                   $ 2,960,000
                                                ==========
(1) Expenses of the offering are estimated to be $529,753, including a 3.0%
Representative's non-accountable expense allowance. Of these amounts, approximately $339,825 has been prepaid as of the date of this Prospectus.

(2) Consists of approximately $863,000 to be paid to International
Financial Industries, Inc. ("IFI") on a demand note which bears interest at
8.0% per annum, and approximately $737,000 to be paid to approximately 8 minority shareholders of the Company (who are not officers or directors of the
Company) on various notes which bear interest rates ranging from approximately
8% per annum to 12% per annum, and which mature at various dates during the next 13 months. The debts being paid originated more than two years ago.

(3) To the extent less than $1,000,000 of the net offering proceeds is spent on inventory, the additional funds will be available for general working capital needs. If more than $1,000,000 is used for the purchase of inventory, working capital will be reduced accordingly.

(4) The Company has allocated $250,000 of the net offering proceeds to be used for possible acquisitions in the future. As of the date of this
Prospectus the Company has not identified any such acquisitions. The Company anticipates any such future acquisitions of businesses or other business assets will involve businesses or assets used in the Company's business or industry. To the extent the Company does not use any portion or all of this allocation of net proceeds for possible acquisitions, proceeds available for working capital purposes will be increased. To the extent more than $250,000 is required for possible acquisitions, proceeds available for working capital will be decreased.

(5) In the event the over-allotment shares are sold, working capital will be increased by approximately $304,500. The Company does not intend to use offering proceeds for salaries of officers and directors. But the Company reserves the right to use any portion of the working capital proceeds allocation for that purpose as well as for all other general working capital purposes.

    The amounts set forth in the use of proceeds schedule merely indicate the proposed use of proceeds, and actual expenditures may vary substantially from these estimates depending upon the products chosen to market and upon the
Company's ability to arrange third party financing of capital expenditures.
Accordingly, the Company may need to seek additional funds through loans or other financing arrangements. Pending expenditures of the proceeds of this offering for the foregoing purposes, the Company may make temporary investments in government securities, insured certificates of deposit and/or in insured banking accounts.

                   SELECTED CONSOLIDATED FINANCIAL DATA
                ------------------------------------------

     The selected consolidated financial data presented below under the captions "Consolidated Statements of Operations Data" and "Consolidated
Balance Sheet Data" are derived from the consolidated financial statements of the Company and subsidiaries, which financial statements have been audited by
Jones, Jensen & Company, independent certified public accountants, to the extent indicated in their report included elsewhere herein, for the fiscal year ended September 30, 1995. The consolidated financial statements as of
September 30, 1995 and for the year ended September 30, 1995 and the report thereon, and the unaudited consolidated financial statements for each of the nine-month periods ended June 30, 1995 and June 30, 1996 are included elsewhere in this Prospectus.

     The selected consolidated financial data set forth below is qualified in its entirety by, and should be read in conjunction with, "Management's
Discussion and Analysis of Financial Condition and Results of
Operations" and
the Consolidated Financial Statements, including the Notes thereto, which appear elsewhere in this Prospectus.



                                      Fiscal Years Ended    Nine
Months
                                        September 30,       Ended
June 30,

------------------------------------
                                      1994       1995       1995
  1996
                                      (In thousands, except per
share data)
Consolidated Statements of
Operations Data:

Revenues..........................    $  719     $1,447
$1,206   $ 767
Costs of goods sold...............       651      1,035
1,000     477
                                      -------    -------
------   ------
Gross profit                              68        411
206     290

General administrative expenses....      895      1,437
680     657
                                      ------     -------
------   ------
Net income(loss) from operations        (827)    (1,026)
(474)   (367)
Other income (expense), net.......       (57)      (123)
16     (14)
                                      ------     -------
------   ------
Net income (loss).................    $( 884)   $(1,149)    $
(458)  $(381)
                                      ======     =======
=======  ======
Net income (loss) per share(1)....     (1.04)     (0.75)
(0.31)  (0.22)

Weighted average common and
common equivalent shares
outstanding (2)...................       853      1,534
1,475   1,720
                                       -----     -------
-------  ------





                              As of           As of          Pro
forma As of
                              September 30,   June 30,       June
30,

------------------------------------------------
                              1995            1996
1996(1)
                             (in thousands)

Consolidated Balance Sheet
Data:

Total Current Assets.......   $   231         $   218        $
1,578
Property and Equipment, net..   2,997           3,002
3,002
Total Liabilities..........     2,428           2,385
785
Shareholders' equity.......     1,357           1,512
4,472

(1)Assumes no sale of the over-allotment shares.


                  MANAGEMENT'S DISCUSSION AND ANALYSIS OF
               FINANCIAL CONDITION AND RESULTS OF OPERATIONS
            --------------------------------------------------
Overview
--------

     Worldwide Forest Products, Inc. and its subsidiary ("WWFP" or the
"Company"), a post-restructuring stage company, is engaged in the wood products business. Specifically, WWFP specializes in the manufacture and sale of preservative treated wood products such as utility poles, bridge pilings and timbers, railroad cross ties and guard rail posts.

     The plant effectively began its wood preserving business in 1912.
Although undergoing several ownership changes during the intervening time period, the Company today has a base of assets including various items of wood preserving equipment, parts, rolling stock, heavy equipment, rail track, customer lists and inventory located in Louisville, Mississippi. Originally built in 1912, the Louisville plant was owned and operated by America Creosote
Works, Inc. until February 1, 1984. At that time, its assets were purchased by Superior Wood Products ("SWP"). SWP discontinued operations in 1987.
Worldwide Forest Products, Inc. was then formed in 1988 to acquire the assets of SWP. The plant historically manufactured and sold creosoted materials such as utility and transmission poles, pilings, posts, bridge timbers, lumber, railroad cross-ties and switch-ties.

     In December, 1993 International Financial Industries, Inc.
acquired
majority control of the Company and began to integrate current management into the Company's operating and management team.

     This implementation of the Management team's strategic vision (the
"Plan") required a redirection of focus by the Company from treating services only ("TSO"), "spot buying" or "sub-contracting" to "direct bid" or "full service operation" ("FSO") business. Among other elements, the principle difference between TSO and FSO is that FSO business requires substantial capital commitments to fund inventory accumulation (see Revenue subsection).

     The Plan also required Management to upgrade Company operating and production efficiencies, quality control standards and compliance with E.P.A.
regulations in order to meet or exceed the rigorous Utility wood industry buyers' standards. It concluded with an undertaking to cause the Company to be approved or "listed" as a preferred vendor for FSO business by a targeted group of buyers, which buyers represent a majority of market demand for utility wood in the industry. This process involved bringing in engineer representatives of these potential customers to the Louisville, MS plant for an intensive due diligence and testing examination of the Company's operations, quality and environmental control procedures.

     As a result, the Company was successful at becoming qualified as a preferred vendor for most targeted buyers prospects and was listed as an exclusive annual supply contract bidder with certain major utilities and municipalities.

     Phase II started in the Summer of 1994. Management focused its marketing efforts on its potential U.S. Customer base with the goal of obtaining invitations to bid for business. Buyers "let" these Requests for Quote
("RFQs") during the Fall, 1994 bidding season and awarded the transactions in
March, 1995. This process is similar for both utilities and municipal buyers of the Company's preservative treated wood product. The success of the marketing effort was one factor which led to a dramatic increase in sales between the fiscal years ending 1994 and 1995 (see following Revenue section).
In fact, sales for the third (3rd) quarter of fiscal year 1995 totaling
$646,462 accounted for forty-four and seven-tenths percent
(44.7%) of the
fiscal year's revenue. Many of these contracts were awarded in March, 1995 and required production to commence and end during the March to June, 1995 time periods. As a result, the Company's working capital was fully committed to additional investments in inventory and accounts receivables.

     To maintain the reputation it had established during this nearly one and a half year building period, the Company maximized its financial capabilities while successfully implementing its sales expansion plan. Management recognizes that capital constraints are a key factor leading to failure to perform on a committed contract. Because RFQs are released as a result of years of budgetary planning at the municipal or utility management decision making level, the industry looks with disdain upon any treated wood products supplier which fails to perform on a contract commitment. Therefore, the
Company suspended its aggressive pursuit of its FSO marketing plan to avoid such problems.

     However, the Company now recognizes the extent to which a reintroduction of its FSO marketing plan may be able to directly generate additional sales.
It intends to wait until adequate financing is in place to sustain the demand which the Company believes, although there is no assurance, may arise from another implementation of its FSO Marketing plan.

Revenue
-------

     The Company's revenue increased 101.1% from the fiscal year ended
September 30, 1994, to the fiscal year ended September 30, 1995:
$719,194
versus $1,446,526 respectively. Successful implementation of the Company's marketing plan is evidence by this revenue increase. Revenue declined 36.4% for the nine months ended June 30, 1996 as compared to the nine months ended
June 30, 1995:  $767,124 versus $1,206,480 respectively.  In
Management's
opinion, this was primarily due to a necessary strategic decision to convert most business from FSO to "treating service only" ("TSO") as a means of preserving capital until such time as the Company is able to employ sufficient capital to conduct the more capital intensive FSO line of business.

     Therefore, the Company is currently embarked on an aggressive TSO marketing and business origination campaign, the capital requirements for which is significantly lower than for FSO business. When adequate capital funding arrangements are finally in place, the Company intends to devote more resources to the FSO service business (a higher margin, higher capital requirement line). Additionally, the Company believes utilities are showing increased desires to satisfy their treated wood needs by using FSO supply contract relationships.

     Revenue during the fiscal year ended September 30, 1995 peaked at June
30, 1995. The Company believes this evidences the success of the marketing plan implemented in 1994. The quarterly totals also reflect the less predictable revenue mix associated with spot purchases and sub-contracting
(i.e., there is a significant fluctuation of revenue over the seven quarters presented in the table presented later in this section of the Prospectus).
The Company can provide no assurances that this trend will be reversed in the future.

     Thereafter, the momentary decline was followed by a steady revenue build-up evidencing the Company's successful marketing shift from the more capital intensive FSO type business to the less capital intensive TSO business, although the Company can provide no assurances that this trend will continue until such time as capital availability allows the Company to add additional
FSO volume.

      Revenue analysis in the industry is typically expressed in terms of revenue per cubic foot. One cubic foot of FSO revenue is approximately $7.75.
One cubic foot of TSO revenue is approximately $3.25. The Company's ultimate goal is to have revenue from FSO business represent approximately eighty percent (80%) of its total, and TSO business the other twenty percent (20%).
Stated in a volume-related alternative, the Company would like to see half of its cubic foot volume of product be from FSO business, the other half from TSO business. An increase in revenue due to an increase in FSO business does not necessarily result in an increase in net profits.

     The primary market for the Company's product has been the continental
United States. However, some overseas sales have been made in the 1994 and
1995 fiscal years totaling 4% and 24% respectively. The Company intends to avail itself of any future international opportunities, especially given the expertise gained by management with prior export sales. However, the capital requirements for this type of business usually exceed those from any other type of sale by the Company. It is transactions of this type, capital intensive sales opportunities, that lend credibility to and justification of management's decision to shift from the FSO to TSO production until the
Company's available capital is substantially enhanced.

     Generally, the Company focuses its efforts on the Southeast and Northeast quadrants of the U.S. for the majority of its business. The Company's success in the Northeast was a direct result of its effective implementation of the marketing plan discussed above. Electric transmission and telephone utility companies comprise the bulk of the targeted customers in these regions.
Approximately 75% of the Company's 1995 revenue was derived from these two regions. Repeat business represented 39% of the 1995 fiscal year revenue.
Edison Hubbard represented approximately 16% of the Company's revenues during the fiscal year ended September 30, 1995. No other customer represented more than 10% of the Company's revenue during the fiscal years ended September 30,
1994 and 1995, or in the nine month period ended June 30, 1996.

Cost of Goods Sold
------------------

     The Company's cost of goods sold increased 59.0% between the fiscal years
ended September 30, 1994 and September 30, 1995:  $651,243 versus
$1,035,214
respectively.  Cost of goods sold declined 52.3% for the nine months ended
June 30, 1996 from the nine-months ended June 30, 1995:  $476,954 versus
$999,520 respectively. In Management's opinion, this was primarily due to a strategic decision to convert most business from FSO to TSO as a means of preserving capital until such time as the Company would be able to employ sufficient capital to conduct the more capital intensive FSO line of its business.

     Since TSO business involves treating white wood owned by others, the
Company's purchase of white wood declined significantly as a percentage of revenue for the nine months ended June 30, 1996. This relationship causes the cost of goods to decline as a percentage of sales.

     As the mix between FSO and TSO business shifts, these types of analytical relationships will persist. Additionally, to the extent the Company is successful in moving toward greater vertical integration, further appealingly counter intuitive ratios will continue to arise, but not until such time as sufficient capital is available to the Company. For the nine-month period ended June 30, 1996, the ratio of FSO revenue to TSO revenue is approximately fifty-fifty. In terms of volume, the ratio is approximately twenty-eighty, respectively.

     Factors which, if implemented, would bring about greater operating and financial efficiencies and positively impact Cost of Goods Sold and Gross
Profit include: (1) buying "green wood" and removing the bark at a Company owned debarking facility; (2) shipping-in more raw material and shipping-out more finished product by rail line; (3) removing water from the wood by dry kiln versus steam, which significantly reduces its weight; (4) having sufficient capital; (5) the revenue mix; and, (6) increasing volume. Perhaps the last one, volume, can overwhelmingly have the most dramatic effect on both operating and financial efficiencies. One of the Company's longer-term objectives is to increase volume through direct sales, broker sales and other means. See a more detailed discussion on these points in the sections which follow.

Gross Profit
------------

     The Company's gross profit increased 505.3% between the
years ended
September 30, 1994 and September 30, 1995:  $67,951 versus
$411,312
respectively. This was primarily a volume related circumstance (i.e., fixed costs remained relatively constant as volume increased). Gross profit increased 40.2% between the nine months ended June 30, 1996 as compared to the nine months ended June 30, 1995: $290,170 versus $206,960 respectively.
However, the increase in gross profit is attributable to a change in accounting practices which in the nine months ended June 30, 1996 resulted in approximately $191,463 of expenses being reclassified as general and administrative expenses rather than as a cost of goods sold.

     Gross profit fluctuated significantly during the quarters presented in the table later in this section of the Prospectus. One factor explaining this outcome is the relatively stable fixed costs incurred to handle varying levels of production. During the most recent four quarters presented in the table, the trend away from the more capital intensive (attributed primarily to white wood purchases, freight and handling) FSO type business to the less capital intensive TSO business led to a declining gross profit percentage. Although the Company can provide no assurances this trend will subside, the Company expects the Cost of Goods to level off over time as a percentage of revenue until such time as the Company deems it prudent to generate additional FSO business.

Results of Operations
---------------------

     The following table sets forth Cost of Goods Sold, Gross
Profit, General
and Administrative Expense, Net Income (Loss) from Operations,
Other Income
(Expenses) and Net Income data of the Company expressed as a percentage of
Revenue:
                              Fiscal Years Ended    Nine Months
Ended
                                September 30,         June 30,
                                -------------         ---------
Category                      1994       1995       1995
1996
-----------------------------------------------------------------
-------------
Revenue ...................   100.0%     100.0%     100.0%
100.0%
Cost of Goods Sold.........    90.6%      71.6%      82.8%
62.2%
                              ------     ------     ------
------
Gross Profit...............     9.4%      28.4%      17.2%
37.8%

General & Administrative.....  124.4%      99.3%      56.5%
85.7%
                              ------     ------     ------
------
Net Income(Loss)from
   Operations..............  (115.0)%    (70.9)%    (39.3)%
(47.9)%
Other Income (Expense).....    (7.9)%     (8.5)%      1.3%
(1.8)%
                              ------     ------     ------
-------
Net Income.................  (122.9)%    (79.4)%    (38.0)%
(49.7)%

Note:  the net operating loss (NOL) carry forward at September
30, 1995 of
approximately $5,150,000 may be used to offset future taxable income. Because the Company cannot reasonably estimate the timing of the future benefit, no tax benefit has been or is being reported for any of the above periods.

Considerations Potentially Impacting Above Discussion; Operating
and financial
Efficiencies
-----------------------------------------------------------------
------------
Raw Material: the potential exists for cost savings in two respects. To the extent the Company is able to (1) buy "barky wood" and remove its bark to create "white wood" at a Company owned and operated debarking facility (the
"Pole Mill"), profit customarily paid to an outsider for such service would be retained by the Company; and, (2) to the extent the Company establishes a Pole
Mill, the in-bound freight handling costs associated with the Purchase of white wood would be avoided. While the Company can make no assurances it will reactivate its Pole Mill, it has recently concluded an agreement to form a
Joint Venture with a barky wood supplier to bring the Company's
Pole Mill in
Louisville, MS back on line.  (See "BUSINESS-Marketing
Arrangement with Kemper
Pressure Treated Forest Products, Inc."). With a working capital investment of approximately one million dollars ($1,000,000) for Pole Mill inventory and minor reactivation costs, the Company expects to be able to reduce its costs of white wood (on a current dollar basis) from an average of four dollars and sixty-two ($4.62) per cubic foot to approximately four dollars ($4.00) per cubic foot, or three dollars and seventy cents ($3.70) per c.f. for the white wood, plus thirty cents ($.30) per c.f. - to debark).

Wood Drying: there are currently three commonly practiced methodologies for extracting water from white wood utilized by the industry today:
(1) steam it
out in a steamer (typically an eighteen hour process with a maximum capacity of 4,500 cubic feet per steaming cycle); (2) bake it out in a dry kiln
(typically a seventy hour process with a maximum capacity of 10,000 cubic feet per drying cycle); or, (3) let the wood sit and naturally dry (typically a six month process with capacity constrained only by capital limitations). Each methodology has certain advantages and disadvantages.

The single most significant disadvantage to each method is as follows:  (1)
steaming - the least amount of water is removed, resulting in a heavier pole, and increased freight costs; (2) dry kiln - the limit on pole size; a dry kiln operator is typically limited to processing poles no longer than forty-five feet; and, (3) natural drying - the enormous amounts of capital invested in wood held in inventory for periods lasting six months or longer.

The single most significant advantage to each method is as
follows:  (1)
steaming - the short cycle time, as it relates to volume; (2) dry kiln - the lightweight white wood that results - a critical freight related, competitive pricing issue; and, (3) natural drying - no volume limitations.

While the Company currently steams wood in its own facility and purchases dry kilned wood, its goal is to move all its shorter white wood drying to the dry kiln process and continue to steam the longer white wood. The Company does not at this time utilize the natural drying process. While the Company can make no assurances it will benefit from a Joint Venture Agreement for the construction of a Dry Kiln on a related company's land, the negotiations to conduct an agreement to form a Joint Venture to construct and operate a Dry
Kiln are currently being finalized by the Company and the related company. A joint marketing plan has been entered into with this related company known as
Kemper Pressure Treated Forest Products, Inc. to provide dry kiln services in return for debarking services.

Freight: the Company uses truck, rail and occasionally ships to move finished product to its customer. The weight, volume and pole length considerations impact the freight equation. Truck freight is usually constrained by weight and/or pole length, before volume becomes a constraining consideration.
However, trucking carries the highest per-cubic foot ("c.f.") cost to move the wood based on their two or three dollar per mile transportation fees. Rail freight is more typically constrained by volume, before weight or length. The key to effective rail cost management is in negotiating volume commitments with a single carrier to drive the rate down. These agreements usually require shipments to be spread evenly over the year. Movement by ship has the fewest constraints, but is typically used only for international deliveries.

Trucking rates are generally priced using a "dollar times miles per trip" approach, subject to weight and length limitations. There are rarely volume discounts available in trucking. Trucking is usually the least cost effective means of moving production, but often times the only alternative for certain destinations. On the other hand, movement of production by rail can lead to significant volume discounts, driving the freight per c.f. down. The Company currently has an agreement negotiated with a major rail carrier that includes a designated fleet of fixed-arm, customized utility wood rail cars capable of volume maximization and loading time reductions. To the extent the Company is able to funnel more volume through rail means, its freight cost per cubic foot will continue to decline, enhancing margins, pricing strategies and customer development.

The Company typically utilizes truck and rail lines to transport raw material and finished product to and from its Louisville, Mississippi operations.
While it can provide no assurance of reduced freight costs, the Company has a rail head on the property, and the Company intends to maximize volume shipped by rail.

Capital: to the extent the Company acquires additional substantial capital at its disposal, many cost reduction strategies now in the planning and pre-implementation stage could then proceed. New opportunities could then be considered. Larger direct bid business could be bid (see discussion below in the Revenue Mix section). Additionally, the Company would be positioned to take advantage of market pricing aberrations and would be able to invest heavily in deeply discounted green or white wood, as the marketplace permits.
These types of savings would favorably and directly impact the Cost of Goods
Sold, Gross Profit and Net Income.

Revenue Mix:  The Company looks to three primary sources for its revenue
generation:  (1) spot purchasing; (2) sub-contracting or broker business; and,
(3) direct bid business.  Each type of business has its own
distinct
characteristics.  Spot purchases are sporadic and fall within a range between
two thousand dollars ($2,000) and thirty thousand dollars
($30,000).  They
are, however, useful in filling volume shortfalls in the
production cycle
(i.e., its more efficient to run the steamer at one hundred
percent capacity
than at eighty-five percent capacity.  Subcontract or broker business involves
the Company being awarded a portion of someone else's direct bid business.
While this type of business generally involves more substantial volume than
spot order business, it can cause volume to be compressed into a short or
shorter periods.  Currently, most of the Company's revenue is generated from
this source.  Direct bid business usually involves three
elements.  It:  (1)
is long-term; (2) provides steady-volume, and (3) demands substantial monetary commitments. It is not uncommon for annual direct bid order awards to begin at one-quarter million dollars ($250,000) and to increase to as much as ten million dollars ($10,000,000). This type of business is expected to be relied upon more heavily by the Company as a key to its plans for future growth and success.

Volume: Its impact cannot be understated. The principal impact volume has on preservative wood treating is to enable operating, production and productivity efficiencies to be maximized. Examples include: (1) running the Pole Mill full time removing bark from the green wood, thereby minimizing the white wood costs to the Company; (2) filling the steamer or dry kiln to maximize allowable capacity before extracting the water; (3) loading the treating cylinder to maximum allowable capacity before preservative treating the white wood, thereby minimizing the treated cost per cubic foot; (4) maintaining the treating chemicals at constantly high temperatures and thereby avoiding the additional diesel or gas fuel related cost of reheating the chemicals and water when they cool off between production runs; (5) loading rail cars to maximum volume, thereby achieving lower freight costs per c.f. delivered; and,
(6) the lower per c.f. labor costs associated with additional business.

Two significant benefits derived from increased volume are the goodwill and higher visibility it brings to the Company in the marketplace, possibly leading to additional business.

General and Administrative
---------------------------

     General and administrative ("G&A") costs consist primarily of supervisory
and administrative salary, commissions, insurance, depreciation, amortization,
professional fees, accounts receivable financing, freight,
utilities, travel
and other miscellaneous costs.  G&A expenses increased 60.6%
between the years
ended September 30, 1994 and September 30, 1995:  $894,765 versus
$1,436,981
respectively. This was primarily a volume related circumstance. G&A expenses decreased 4.0% between the nine months ended June 30, 1995 and June 30, 1996:
$681,430 versus $657,654 respectively. The Company believes this outcome is a result of the enhanced cost control implemented during 1995. Management will continue to strive for more efficiency in this area.

Other Income (Expenses), net
------------------------------

     Other income (expense), net consists primarily of gain on
forgiveness of
debt in the fiscal year ended September 30, 1995, gain on sale of assets,
interest income and interest expense.  Other income(expense), net increased
between the years ended September 30, 1994 and September 30,
1995:  $(123,348)
versus ($56,886) respectively.  Other Income (Expense), net
decreased between
the nine months ended June 30, 1995 and June 30, 1996:  $16,326 versus
$(13,652) respectively. This outcome arose due to no gain on sale of assets in the most recently concluded period.

Provision for Income Taxes
--------------------------

     Given the Company's net operating loss ("NOL") carry forward totaling approximately $5,150,000 through September 30, 1995 no provision (or benefit) for income taxes was made in any period reported. In the opinion of management, future benefits arising from utilization of the NOL carry forward cannot be reasonably be estimated. No deferred asset has been established.

Quarterly Results of Operations
-------------------------------

     The following table set forth certain unaudited quarterly financial information in dollars and as a percentage of revenue for each of the
Company's last seven fiscal quarters. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the information are set forth herein.



                    Fiscal 1995 Quarters Ended
Fiscal 1996 Quarters Ended

-----------------------------------------------------------------
-----------
Category             Dec.31,     Mar. 31,    June 30,    Sept.
30,  Dec. 31,   Mar.31,    June 30
                     1994        1995        1995        1995
 1995       1996       1996
Revenue              $ 338,048   $ 221,970   $ 646,462   $
240,046  $ 174,176  $ 272,098  $ 320,850
Costs of goods sold    220,408     355,955     423,157
35,694     86,665    154,577    235,712
                       -------     -------     -------
------     ------    -------    -------

Gross Profit         $ 117,640   $(133,985)  $ 233,305   $
204,352  $  87,511  $ 117,521  $  85,138

General & Administ.     91,439      80,491     177,795
1,087,256    204,572    212,853    240,229
                        ------     -------    --------
---------   --------    -------    -------
Net Income (Loss)
 from Operations        26,201    (214,476)     45,510
(882,904)  (117,061)   (95,332)  (155,091)

Other Income(Expense)    ( 682)     23,568      (6,560)
(139,674)       (47)    (2,547)   (11,058)
                        -------    -------      -------
--------     -------    -------    --------
Net Income (Loss)       25,519    (190,908)     38,950
(1,022,578) (117,108)   (97,879)  (166,149)

Net Income (Loss)
  per Share             $ 0.02      ($0.12)     $ 0.02
($0.67)    ($0.06)    ($0.06)    ($0.10)

Weighted Average
  Common Stock
  Outstanding(000s)      1,535       1,535       1,535
1,535      1,720      1,720      1,720


                                          AS A PERCENTAGE OF
REVENUE

-----------------------------------------------------------------
----------
                     Fiscal 1995 Quarters Ended
Fiscal 1996 Quarters Ended

-----------------------------------------------------------------
-----------
Category             Dec.31,     Mar. 31,    June 30,    Sept.
30,  Dec. 31,   Mar.31,    June 30
                     1994        1995        1995        1995
 1995       1996       1996
Revenue              100.0%      100.0%      100.0%      100.0%
 100.0%     100.0%     100.0%
Cost of Goods Sold    65.2%      160.4%       65.6%       14.9%
  49.8%      56.8%      73.5%
                     -------     ------      ------      ------
 ------     ------     ------
Gross Profit          34.8%      (60.4)%      34.5%       85.1%
  50.2%      43.2%      26.5%
General & Adminstra.  27.0%       36.3%       27.5%      452.9%
 117.4%      78.3%      74.9%
                     -------     -------     ------      -------
 -------    ------     -------
Net Income (Loss)
 from Operations       7.8%      (96.7)%       7.0%      (367.8)%
 (67.2)%    (35.1)%    (48.4)%
Other Income
  (Expense)           (2.0)%      10.7%       (1.0)%      (58.1)%
   0.0%       (.9)%     (3.4)%
                      ------     -------     -------      -------
 -------    -------    -------
Net Income (Loss)      7.6%      (87.6)%       6.0%      (425.9)%
 (67.2)%    (36.0)%    (51.8)%


General and Administrative
--------------------------

     General and Administrative expenses fluctuated as a percentage of revenue during the quarters presented above from a low of 27.0% to a high of 452.9%.
The increase in the quarter ending September 30, 1995 can be primarily attributed to depreciation and amortization, salaries, professional fees and commissions. While no assurances can be provided that so wide a range of outcome will be avoided in the future, the Company expects recent focus on TSO type business to narrow it significantly.

      The Company believes that future periods may be impacted by general economic conditions, various competitive factors (including price-based competition) and competition from other parties providing alterative wood preserving technologies. Additionally, the results could also be affected in any given period by circumstantial revenue gain (i.e., not strategic or planned for), business interruptions or costs associated with hurricanes, ice storms, floods, train derailment, fire or new regulatory mandates and other similar events outside the control of the Company. One other consideration important to consider is the impact fluctuations in spot purchases and/or sub-contracting can have on the results.

     Other considerations that can have potentially significant impact on the
Company's operations include: loss of a principal customer; inability to obtain appropriate sized pole for an order in a timely manner, changes in EPA regulations; market demand for the Company's product; a decline in selling prices; the ability to maintain certain relationships currently providing favorable terms and opportunities to the Company; the timing of significant orders; the timely availability of capital cancellation or rescheduling of orders by a customer experiencing financial difficulties; unexpected return of production; the timing of expenditures in anticipation of increased sales;
cyclicality of revenue in the Company's targeted markets.

Net Income (Loss) From Operations
---------------------------------

     The Company's Gross Profit has fluctuated from a loss of 60.4% to a profit of 85.1%. While the Company can provide no assurance that a particular outcome will be achieved, the Company's recent focus on TSO related business is expected to narrow this wide range of outcomes.

Liquidity and Capital Reserves
------------------------------

     At the time IFI acquired control of the Company in December, 1993 it made a working capital bridge loan to the Company totaling one million one hundred thousand dollars ($1,100,000). Subsequent to this funding, IFI arranged for other short term loans from various individuals and/or entities.
The amounts remaining outstanding, along with accrued interest, are expected to be repaid with proceeds from this offering. This offering is also expected to provide the Company with additional working capital. Together with existing funds, anticipated cash flow from operations and amounts available under its various financing facilities, the Company believes the net proceeds from the sale of common stock in this offering will be sufficient to meet its working capital needs for the next twelve (12) months.

     In addition to looking for funds provided by operations to finance its activities, the Company has had a multi-year accounts receivable financing arrangement with Prestige Capital, the balance of which currently is approximately $25,000. Amounts available for borrowing under this existing facility is limited to the lower of the commitment amount or a borrowing base amount calculated on the balance of accounts receivable.
However, the Company
constantly entertains discussions for the purpose of obtaining large dollar amounts or more favorably priced funding facilities.

      While no assurance can be provided by the Company that its efforts will be successful, the Company is actively pursuing other funding vehicles, including but not limited to, purchase order financing and equipment sale/leaseback type concepts. Agreements for these types of financing arrangements will only be entered into if in the Company's opinion, they provide a cheaper and/or more stable form of financing.

                                 BUSINESS
                                   --------
The Company
-----------

     On November 19, 1987, the Company was initially formed as Bond Street
Corporation, a Colorado corporation ("BSC"). BSC's corporate chapter authorized it to evaluate, structure and complete a merger with, or acquisition of, prospects consisting of private companies, partnerships or sole proprietorships. BSC completed a "best efforts' two hundred and fifty thousand (250,000) share initial "blank check" public offering of $.0001 par value, common stock at an offering price of one dollar ($1.00) per share on
September 13, 1990. Total gross offering proceeds raised were $250,000.

     On September 18, 1990, the Company entered into a Plan and
Agreement of
Reorganization ("Agreement") to acquire 100% of the issued and outstanding shares of Treat-All Wood Products, Inc., a Mississippi corporation ("TAWP").

     In December, 1993 International Financial Industries, Inc.
("IFI")
acquired majority control of the Company. IFI believed that a core of a solid business existed at the Company. IFI further believed that its expertise, coupled with a new management team it intended to assemble at the Company
(collectively referred to as "Management'), would lead the Company into the future while carrying out certain strategy reorganizations. The basis of and subsequent implementation of Management's strategic vision will be addressed in the text which follows.

History and Organization
------------------------

     Treat-All Wood Products, Inc., ("TAWP"), the Company's wholly owned subsidiary, was formed in November, 1988 under the laws of the State of
Mississippi for the purpose of acquiring the assets of Superior
Wood Products,
Inc. ("SWP") and operating a wood preserving business. These assets included various items of wood preserving equipment, parts, rolling stock, heavy equipment, railroad and inventory located in Louisville, Mississippi. TAWP engaged in the wood products business, specializing in the sale and manufacture of preservative treated wood products such as utility poles, bridge pilings and timbers, railroad cross-ties and guard rail posts.

     Originally built in 1912, the Louisville plant was owned and operated by
American Creosote Works, Inc. until February 1, 1984, when its assets were purchased by SWP. SWP discontinued operations in 1987. The plant historically manufactured and sold creosote treated materials such as utility and transmission poles, pilings, posts, bridge timbers, lumber, railroad cross-ties and switch-ties.

Executive Offices
-----------------

      The Company's and its subsidiary's executive offices are located at 101
Baremore Street, Louisville, MS  39339.  The mailing address is
P.O. Box 564,
Louisville, MS 39339. The Company's and its subsidiary's telephone and facsimile numbers at such address, respectively, are (601) 773-5200 and (601)
773-9339. Unless the context otherwise requires, the term "Company" as used herein refers to the WWFP and is wholly-owned subsidiary, Treat-All Wood
Products, Inc. ("TAWP").

Facilities/Properties
----------------------

     The Company maintains its manufacturing and service facilities on approximately 100 acres located at 101 Baremore Street, Louisville,
Mississippi. The facility is located in the East Central part of Mississippi, approximately 90 miles from Jackson, Mississippi and 50 miles from the Alabama border. Electricity, water and sewer services are provided by Louisville
Utilities. Natural gas is provided by Mississippi Valley Gas Co. Telephone service is provided by South Central Bell, and, South Rail Co., a regional railroad, as a spur running into the plant to facilitate rail shipment both inbound and outbound. The plant is accessible on its south and east sides by paved highway or city street. This facility is improved by several buildings housing its pressure treating systems, boiler system, pump and vacuum systems, water treatment system, pole processing system, cross-tie manufacturing system and plant offices. The Company owns this property in fee simple title.
Currently, the plant's annual production capacity is $15,000,000 to
$18,000,000 in annual revenues based on current market prices per cubic foot of treated wood, depending on product mix and assuming market demand warrants running operations at capacity. As of the date of this Prospectus, the plant is operating at a $1,400,000 to $1,500,000 annual production level (i.e. as would be reflected in financial statements under the heading "Revenues").

Agreement for Management Services
----------------------------------

     On November 30, 1993 the Company engaged Source Management
Services, Inc.
("SMS"), a Delaware corporation) as a management advisor for the purpose of assisting the Company in achieving its business plan via the development and implementation of long-term fiscal and management policy and assistance with general oversight of the Company. In exchange for SMS's services, the Company agreed to pay SMS on an hourly basis at the rate of one hundred fifty dollars
($150.00) per hour, exclusive of expenses.

Introduction
-------------

     While having prior experience in this business and this industry (see
Management section), Management embarked on a study of the various components, which in aggregate comprise the preservative treated wood industry. A brief discussion of each of those components and Management's conclusion about the best way to address each component will follow. The dollar amounts provided below are generally indicative of normal marketplace supply and demand conditions, but no assurance can be provided that they are representative of the actual price the Company will pay. To facilitate comparative information, an effort will be made to convert all amounts to "per-cubic-foot" terminology.
To further facilitate the discussion, types of production will be limited to distribution poles (generally fifteen to forty-nine [15' - 49'] feet in length) or transmission poles (generally fifty to one hundred [50' to 100']
feet in length). These are more commonly referred to as telephone or utility poles by the general public.

General - Wood Classification
----------------------------

     It is common within the industry to usually describe wood in two ways.
The first way is by referring to a two part classification system. The first
("1st") part, its class, refers to the approximate circumference six feet up from the fattest end of the pole (its "base"). Class 1 poles are the fattest,
Class 7 and up, the thinnest. The second ("2nd") part of the classification refers to the length of the pole (i.e., 45', as in forty-five feet long). The most commonly ordered pole by the utility industry is "4/40"s. This is the pole seen along many neighborhood roads in America.

      The second way to describe wood also has two parts. The 1st part refers to harvested wood with bark as "barky wood" and wood without bark
- debarked -
as ("white wood" or "green wood"). the 2nd part refers to the drying method the green wood has undergone. Steam dried green wood is also referred to as
"green wood."  Dry kiln dried wood is called "white wood."

Manufacturing Costs - Raw Material - Wood
------------------------------------------

      The first step in the process begins with trees in a forest being harvested and brought to market as "barkies," a tree with its bark intact.
These trees are selectively marketed or pre-sorted by a "marker" who specifies trees for harvest. A good marking will result in a nearly one hundred percent
(100%) usable truckload, minimizing waste. The harvested barkies are then:
(1) sold by the flat-bed semi-trailer truckload for seventy-four dollars
($74.00) per ton to a Pole Mill operator, transportation included; (2) sold by the truckload for seventy-four dollars ($74.00) per ton to an operator of a wood treating facility (with a Pole Mill facility), transportation included
(see Freight section, below); or, (3) processed further by the harvester and be converted to white wood (through debarking or early-phase manufacturing) at the harvester's Pole Mill facility.

      The approximate calculation to convert a truckload of barkies to a cost-per-cubic foot (both before and after the bark removal) would be solvable using these current factors: approximately seventy-four dollars ($74.00) per ton; twenty-five (25) tons per truckload; twenty-five percent (25%) by weight, wasted in the debarking process; and, sixty (60) pounds per cubic foot
("c.f.") in "green" or more commonly, "white" wood (broadway defined as debarked poles). To determine the cost per c.f. of this wood, begin by taking the $74.00 per ton cost times 25 tons per truckload, equaling one thousand three hundred seventy-five dollars ($1,375.00) per truckload. Then, compute thirty-seven thousand five hundred (37,500) pounds of usable green wood (by multiplying seventy-five percent [75%] remaining after waste and debarking - a complement to the stated waste of twenty-five percent [25%] - of the original truck loaded barky weight of 50,000 pounds). Then, the 37,500 pounds would be reduced by twenty percent (20.0%) for the culled wood [crooked poles, split poles, knotted poles, termite damaged poles and other damage] resulting in
30,000 pounds. Then the 30,000 pounds is divided by 60 pounds per c.f. to determine the sellable c.f. of wood from an average truckload, equaling five hundred (500) c.f. The computation would conclude by dividing a total cost of
$1,850 by the saleable 500 c.f., resulting in a three dollars and seventy cents ($3.70) in-bound cost per c.f. to the Mill operator from the harvester.

     A truckload of barkies is not always sorted precisely (by either length or thickness). To the extent a Mill operator-treater has an order for a certain number of specified-size poles, it must cull them from the truckload or truckloads of barky wood it receives. While there is potential for certain inefficiencies (i.e., inventory build-up of undesirable slow-moving lengths and/or thicknesses), the overall economics support this form of acquiring raw material (see Manufacturing Costs - Pole Mill/Purchases section). Generally however, many truckloads of barky wood will ultimately provide a pole treater with the specific range of pole sizes needed. It's important to remember that although the Company does have a Pole Mill, it is not currently operating and, therefore, does not purchase barky wood from harvesters.

      The Company's geographic location places it in the center of the
Southeast wood-basket heartland (generally considered to be Alabama, Western
Florida, Georgia, Louisiana and Mississippi). The type of wood most commonly harvested for telephone pole preservative treating purposes is Southern Yellow
Pine. While the Company has no formal supply agreements, it has rarely experienced difficulties in obtaining the necessary quantities of this wood type for its production. The Company remains convinced there is reasonable availability of poles able to be purchased on acceptable terms and therefore declines at this time to either enter long-term supply contracts or purchase timberland for harvesting purposes.

Manufacturing Costs - Pole Mill Operations/Purchases
-----------------------------------------------------

     Mill operators buy "barky wood" at approximately $3.70 per c.f. currently
(See Manufacturing Costs - Raw Material - Wood section) and remove the bark to create "white or green wood." Bark removal is the function of a "Pole Mill" or debarking facility. Pole Mill operators generally incur thirty cents
($.30) in costs per c.f. to remove bark and charge fifty cents
($.50) per c.f.
for their service. To be clear, the phrases "green wood" or "white wood" are sometimes used interchangeably, but can differ in meaning. The term "green wood" can also suggest water remains in the wood, whether it's before drying
(in a debarked state) or after drying by steam. However, it is more commonly referred to as "white wood."

      Additionally, Pole Mill operators customarily sort wood by the above described classification system as a means of adding value (as much as one dollar and seventy-two cents [$1.72] per c.f.) to enhance their profit on the purchase of barky wood. When an order is placed with a Pole Mill operator, the buyer almost always incurs a freight charge (of fifteen cents [$.15] to twenty-five cents [$.25] per c.f.) to have the white wood order delivered.
The total will vary with distance traveled by the truck, but range between two dollars ($2.00) and three dollars ($3.00 per mile, two hundred dollar
($200.00) minimum. White wood from the Pole Mill operators usually sells for
$4.62 per c.f., plus freight.

     As can be seen in the above discussion, certain cost efficiencies can be realized with the introduction of Pole Mill capabilities. They can encourage treaters and steamers to vertically integrate their operations. Profit customarily paid to an outsider for such service could be retained by the
Company; and, (2) to the extent the Company reactivates its Pole Mill, the in-bound freight and handling costs associated with the purchase of white wood would be avoided.

     While the Company can make no assurances it will reactivate its Pole
Mill, it has recently concluded an agreement to form a Joint Venture with a barky wood supplier to bring the Company's Pole Mill in Louisville, MS back on line. With a working-capital investment of approximately one million dollars
($1,000,000) for Pole Mill inventory and minor reactivation costs, the Company expects to be able to reduce its cost of white wood (on a current dollar basis) from an average of four dollars and sixty-two cents ($4.62) per cubic foot, plus in-bound freight to approximately four dollars ($4.00) per cubic foot ($3.70 per c.f. for the white wood, plus thirty cents [$.30] per c.f. - to debark). The Company has allocated $1,000,000 of the offering proceeds to purchase inventory.

     Highlighting this savings potential using revenue as a focal point, white wood generates approximately seven dollars and seventy-five cents ($7.75) per
c.f. of FSO source revenue. The white wood cost can range from $4.00 per c.f.
(If the treater has a Pole Mill operation), to as much as $4.62, plus at least
$.15 per c.f. for freight (if the treater buys from a Mill operator). This potential savings of seventy-seven cents ($.77, which equals $4.62 + $.15 -
$4.00) is equal to ten and three-tenths percent (10.3%) of revenue. The potential impact on Gross Profit is substantial.

Manufacturing Costs - Wood Drying
---------------------------------

     There are currently three commonly practiced methodologies for extracting
water from white wood utilized by the industry today: (1) steaming the water out in a steamer (typically an eighteen hour process with a maximum capacity of 4,500 cubic feet per steaming cycle); (2) bake it out in a dry kiln
(typically a seventy hour process with a maximum capacity of 10,000 cubic feet per drying cycle); or, (3) let the wood sit and naturally dry (typically a six month process with capacity constrained only by capital limitations). Each methodology has certain advantages and disadvantages.

    The single most significant disadvantage to each method is as follows:
(1) steaming - the least amount of water is removed, resulting in a heavier
pole, a freight issue; (2) dry kiln - the limit on pole size, a dry kiln
operator is typically limited to processing poles no longer than forty-five
feet; and, (3) natural drying - the enormous amounts of capital invested in
wood held in inventory for periods lasting as long as six months.
The single
most significant advantage to each method is as follows: (1) steaming - the short cycle time, as it relates to volume; (2) dry kiln - the lightweight white wood that results - a critical freight related, competitive pricing issue; and, (3) natural drying - no volume limitations.

    While the Company currently steams wood in its own facility and purchases dry kilned wood, its goal is to move all its shorter length white wood pole drying to the dry kiln process and continue to steam the longer white wood.
The Company does not at this time utilize the natural drying process. While the Company can make no assurances it will benefit from a Joint Venture agreement for the construction of a Dry Kiln facility on a sister company's land, the negotiations to conclude an agreement to form a Joint Venture to construct and operate a Dry Kiln are currently being finalized by the sister company. A joint marketing plan has been entered into with this sister company to provide dry kiln services in return for debarking services, once the Company's Pole Mill is brought on line.

Manufacturing Costs - Freight
------------------------------

     The Company uses truck rail and occasionally ships to move finished product to its customer. The weight, volume and pole length considerations impact the freight equation. Truck freight is usually constrained by weight and/or pole length, before volume becomes a constraining consideration.
However, trucking carries the highest per-cubic-foot cost per mile traveled, based on its approximate dollar ($1.50) per mile transportation fees (i.e., the freight charge to deliver a legally loaded flatbed with 750 c.f. of treated poles, delivering to a customer 400 miles would average eighty cents
[$.80] per c.f.). Minimum trucking rates are usually two hundred dollars
($200.00) per trip. One other factor is that a self-loading/unloading truck runs an additional one hundred seventy-five dollars $175.00) per delivery, an option usually expected by buyers.

     On the other hand, rail freight is more typically constrained by volume, before weight or length. A fifty foot (50') rail car can be loaded on average with two thousand eight hundred (2,800) c.f. of treated poles. The cost of a fifteen hundred (1,500) mile delivery (say . . . Louisville, Mississippi to
Wellesley, Massachusetts) would run about three thousand one hundred dollars
($3,100.00). While the delivery cost per c.f. is about one dollar eleven cents ($1.11) and higher than the trucking rate per c.f., almost four times more miles were covered. This fact allows the Company to be competitive or even undercut some competitors in the more distant markets of the Northeast.
The key to effective rail cost management is in negotiating volume commitments with only one or two carriers to drive the rate down. These agreements usually require shipments to be spread evenly over the year. Movement by ship has the fewest constraints, but is typically used only for international deliveries.

     Trucking rates are generally priced using a "dollars times miles per trip" approach, subject to weight and length limitations. There are rarely volume discounts available in trucking. This is usually the least cost effective means of moving production, but often times the only alternative for certain destinations. On the other hand, movement of production by rail can lead to significant volume discounts, driving the freight per c.f., per mile down. The Company currently has a very favorable agreement negotiated with a major rail carrier that includes a designated fleet of fixed-arm, customized utility wood rail cars capable of volume maximization and loading time reductions. They also include satellite tracking capabilities, so that a customer can know exactly where a particular shipment is at any given time.
To the extent the Company is able to funnel more volume through rail means, its freight cost per cubic foot will continue to decline, enhancing margins, pricing strategies and client development. Currently, less than fifty percent
(50%) of the Company's production is moved by rail with a goal of increasing the rail portion significantly.

     The Company typically utilizes truck and rail lines to transport raw material and finished product to and from its Louisville, Mississippi operations. While it can provide no assurance of reduced freight costs, the
Company has a rail head on the property and intends to maximize volume shipped by rail.

Manufacturing Cost - Creosote
-----------------------------

     Most wood leaving the Company's yard has been pressure treated with a creosote or coal-tar preservative in the auto clave (a large, air tight cylinder) at the Company's facility. "Creosote" is a generic term applied to certain distillates of tars. As used in the wood-preserving industry, coal-tar creosote or "creosote" denotes a distillate of coal-tar produced by high temperature carbonization of bituminous coal; it consists principally of liquid and sold aromatic hydrocarbons and contains appreciable quantities of tar acids and tar bases. It is heavier than water and has a continues boiling rage of at least 125 degrees Centigrade, beginning at about 100 degrees
Centigrade.

     During the past year, the Company has paid between one dollar nine cents
($1.09) and one dollar nineteen cents ($1.19) per gallon. A gallon of creosote at 225 degree centigrade weighs approximately 9.08 pounds. Although subject to customer specifications, generally, eight-tenths (8/10ths) of one gallon of creosote is absorbed (or pressure injected) into one
(1) c.f. of
white wood.

Revenue Mix - General
---------------------

     The Company manufactures and sells pine and hardwood products such as utility and transmission poles, pilings, bridge timbers, mining ties and guard rail posts. The Company looks to three primary sources for its revenue generation: (1) spot purchasing; (2) sub-contracting or broker business; and
(3) direct bid business. Each type of business has its own distinct characteristics.

    Spot purchases are sporadic and fall within a rate between two thousand dollars ($2,000) and thirty thousand dollars ($30,000). They are, however, useful in filling volume shortfalls in the production cycle (i.e., it's more efficient to run the steamer at one hundred percent [100%] capacity than at eighty-five percent [85%]).

     Sub-contract or broker business involves the Company being awarded a portion of someone else's direct bid business. While this type of business generally involves more substantial volume than spot order business, it can cause volume to be compressed into short periods. Currently, most of the
Company's revenue is generated from this source.

     Direct bid business usually involves three elements.  It:
(1) is long-
term; (2) provides steady-volume, and (3) demands substantial monetary commitments. It is not uncommon for annual direct bid order awards to begin at one-quarter million dollars ($250,000) and increase to as much as ten million dollars ($10,000,000). This type of business is expected to be relied upon more heavily by the Company as a key to its plans for future growth and success.

Service Mix - General
----------------------

     The Louisville, MS operations are capable of providing the following services in the market place (1) framing - the process readying a pole by shaving or drilling to customer specifications; (2) branding a pole (with WWFP name and others, if specified); (3) steaming to dry wood; and;
(4) treating
wood with creosote based preservative.

     The respective charges by the Company for these services currently range from: (1) framing and branding - twelve cents ($.12) per c.f.;
(2) inspection
- eleven cents ($.11) per c.f.; (3) steaming - forty-five cents
($.45) per
c.f.; and, (4) treating - between two dollars and ten cents
($2.10) and two
dollars and thirty cents ($2.30) per c.f. These charges are subject to negotiation.

     Stated in terms of the two primary sources of revenue of the Company, one cubic foot of FSO revenue ranges approximately from $7.50 to $13.50 (usually a function of pole length and freight), and averages approximately $7.75 per cubic foot.  One cubic foot of TSO revenue is approximately
$3.25.  An
increase in the amount of FSO revenue does not necessarily result in an increase in net profit. The Company's ultimate goal is to have revenue from
FSO business represent approximately eighty percent (80%) of its total revenue and revenue from TSO business, the other twenty percent (20%). Stated in a volume-related alternative, the Company would like to see half of its cubic foot volume of production be from FSO business, the other half from TSO business.

Marketing Plan
--------------

      Upon IFI's taking control of the Company, Management strove to upgrade operating and production efficiencies, quality control standards and compliance with Environmental Protection Agency regulations in order to meet or exceed the rigorous Utility wood industry buyers' standards. It involved an undertaking to cause the Company to be approved as a preferred vendor for
"full service treating" ("FSO") business by a targeted group of buyers.

     Implementation of Management's strategic vision (the "Plan") required a redirection of focus by the Company from treating services only ("TSO"), "spot buying" or, "sub-contracting," to "direct bid" or "FSO" business. Among other elements, the principal difference between TSO and FSO is that FSO business requires substantial capital commitments to fund inventory accumulation.

     The Plan also required Management to upgrade Company operating and production efficiencies, quality control standards and compliance with E.P.A.
regulations in order to meet or exceed the rigorous Utility wood industry buyers' standards. It concluded with an undertaking to cause the Company's to be approved or "listed" as a preferred vendor for FSO business by a targeted group of buyers, which represent a majority of market demand for utility wood in the industry. This process involved bringing in engineer representatives of these potential customers to the Louisville, MS plant for an intensive due diligence and testing examination of the Company's operations, quality and environmental control procedures.

     As a result, the Company was successful at becoming qualified as a preferred vendor foremost every targeted buyer prospect and was listed as a exclusive annual supply contract bidder with these utilities and municipalities.

     Phase II started in the Summer of 1994. Management focused its marketing efforts on its potential U.S. customer base with the goal of obtaining invitations to bid for business. Buyers "let" these Requests for Quote
("RFQs") during the Fall, 1994 bidding season and award the transactions in
March , 1995. This process is similar for both utilities and municipal buyers of the Company's preservative treated wood product. The speed and degree to which success of the marketing effect was greeted by buyer surprised
Management. It was one factor which led to a dramatic increase in sales between the fiscal years ending 1993 and 1995 (see Management Discussion and
Analysis section). In fact, sales for the third (3rd) quarter of fiscal year
1995 totaling $646,462 account for forty-four and seven-tenths percent (44.7%) of fiscal year 1995's revenue. Many of these contracts were awarded in March,
1995 and required production to commence and end during the March to June,
1995 time periods. As a result, the Company's working capital was fully committed to additional investments in inventory and accounts receivables.

      To maintain the reputation it had established during this nearly one and a half year building period, the Company maximized its financial capabilities while successfully implementing its sales expansion plan. Management recognizes that capital restraints are the key factor leading to performance failure on a committed contract. Because RFQs are released as a result of years of budgetary planning at the municipal or utility management decision making level, the industry looks like disdain upon any supplier who fails to perform on a contract commitment. Therefore, WWFP suspended its aggressive pursuit of it FSO marketing plan to avoid such potential performance failure.

     However, the Company now recognizes the extent to which a reintroduction of its FSO marketing plan may be able to directly generate additional sales.
It intends to wait until adequate additional financing is in place to sustain the demand, if any, arising from a re-implementation of its FSO Marketing plan.

     Until then, the Company has embarked on an aggressive TSO marketing and business origination campaign, the capital requirement for which is significantly lower than for FSO business. When adequate capital funding arrangements are finally negotiated, the Company intends to exploit its marketing plan by devoting more resources to the FSO service business (a higher margin, higher capital requirement type line). The Company has allocated $1,000,000 of the net proceeds of this offering to be used for the purchase of inventory to enable the Company to re-enter the FSO business.
Additionally, industry trends indicate utilities are showing increased desire to satisfy their wood need by way of FSO supply contract relationships.

International
-------------

     The primary market for the Company's product has been the continental
United States. However, some prior sales have been made overseas in the year ended September 30, 1995 and for the nine months ended June 30, 1996. They were $263,999 (18.3% of revenue) and $24,561 (3.2%),
respectively.  The
Company intends to avail itself of any future international opportunities, especially given the expertise gained by management with prior export sales.
However, the capital requirements for this type of business usually exceed those from any other type of sale by the Company. It is transactions of this type, capital intensive sales opportunities, that lend credibility and justification to management's decision to shift from the FSO to TSO production.

Manufacturing Cost - White Wood
-------------------------------

     Management relented to a strategic decision to convert most business from
FSO to TSO as a means of preserving capital until such time as the Company would be able to employ sufficient capital to conduct the more capital intensive FSO line of its business. Since TSO business involves treating white wood owned by others, the Company's purchase of white wood declined significantly as a percentage of revenue for the nine months most recently ended. This relationship causes the cost of goods to decline as a percentage of sales.

     As the mix between FSO and TSO business shifts, these types of unexpected analytical relationships will persist. Additionally, the extent the Company is successful at moving toward greater vertical integration, further counterintuitive ratios will continue to arise. But, not until such time as sufficient capital is available to the Company. for the most recently ended nine month period, the ratio of FSO revenue to TSO revenue is approximately fifty-fifty (50%/50%). In terms of volume, the ratio is approximately twenty-eight (20%/80%), respectively.

External Factors - Competition
-------------------------------

     The Company faces significant competition from at least 75 other companies engaged in its business. The Company believes that many of these competitors have significantly greater financial and other resources than the
Company. The Company may also face competition from future entrants into the industry and the markets it plans to serve, and is aware that other companies may be considering entering the preservative treated wood products market.

      There is no assurance that the Company's products will meet with public acceptance in new markets or with continued acceptance in current markets.
The Company believes that it will achieve significant name recognition particularly in the domestic marketplace and, to a lesser degree, in the international marketplace.

General Business Factors
------------------------

     The Company believes it's important to remember that future periods may be impacted by general economic conditions, various competitive factors
(including price-based competition) and competition from other parties providing alternative wood preserving technologies.
Additionally, the results
could also be affected in any given period by circumstantial revenue fluctuations (i.e., not strategic or planned for), business interruptions or unplanned for costs associated with hurricanes, ice storms, floods, train derailment, fire or new regulatory mandates and other similar events outside the control of the Company. One other consideration important for the reader to consider is the impact fluctuations in sport purchasers and or sub-contracting can have on the results.

     Other consideration that could have potentially significant impact on the
Company's operations include: loss of a principal customer; inability to obtain appropriate sixed pole for an order in a timely manner; changes in EPA regulations; market demand for the Company's product; a decline in selling prices; the ability to maintain certain relationships current providing favorable terms and opportunities to the Company; the timing of significant orders; the timely availability of capital; cancellation of rescheduling of orders by a customer experiencing financial difficulties; unexpected return of production; the timing of expenditures in anticipation of increased sales;
cyclicality of revenue in the Company's targeted markets and costs of a public offering.

Liquidity and Capital Reserves
------------------------------

     To the extent the Company is able to add substantial capital for its disposal, many cost reduction strategies now in the planning and pre-implementation stage could proceed forthwith. New opportunities could then be considered. Larger direct bid business could be bid (see discussions above).
Additionally, the Company would be positioned to take advantage of market price aberrations and able invest heavily in deeply discounted green or white wood, as the marketplace permits. These types of savings would favorably and directly impact the Cost of Goods Sold, Gross Profit and Net Income.

      Together with existing funds, anticipated cash flow from operations and amounts available under its various financing facilities the Company believes the net proceeds form the sale of common stock will be sufficient to meet its working capital need for the next twelve (12) months.

      In addition to looking to fund provided by operations to finance its activities, the Company has had a multi-year accounts receivable financing arrangement. Amounts available for borrowing under this existing facility is limited to the lower of the commitment amount or a borrowing base amount calculated on the level of accounts receivable. However, the Company constantly entertains discussions for the purpose of obtaining larger dollar amount or more favorably priced facilities.

     While no assurance can be provided by the Company that its efforts will be successful, the Company is actively pursuing other funding vehicles, including, but not limited to, purchase order financing and equipment sale/leaseback type concepts. Agreements for these types of financing arrangements will only be entered into if in the Company's opinion, they provide a cheaper and/or more stable form of funding.

Environmental Compliance
-------------------------

     The Company's business is subject to Federal and State regulations regulating the discharge of certain material into the environment. These regulations impact the Company's as well as its competitors. The Company must and has qualified for a multitude of operating permits from these organizations. Management estimates compliance with these environmental regulations will not cost the Company more than approximately one and a half percent (1.5%) of revenues annually. Management further views this cost as a cost of doing business. Further, based upon the Company's previously stated environmental expenditures and facility upgrades, it anticipates no future material capital expenditures being required to comply with existing or proposed environmental regulations.

    Currently, the Company's wood preserving facility includes:
(1) concrete
"drip pads" to catch and recycle the preservative; (2) an approved and certificated waste water treatment system; and (3) creosote sludge shipments to licensed hazardous waste facilities. The Company's drip pad and its waste water treatment system were installed under EPA supervision. These systems were subsequently approved and certified under a permit issued by EPA. By EPA definition, the volume of sludge produced by the plant is so insignificant that the plant is considered to be a "zero discharge" facility. As of the date of this Prospectus, the Company's cost of properly disposing of sludge is approximately ninety-two cents ($.92) per pound.

     Management estimates that at full capacity production, this cost will total approximately $2,500.00 per month. Currently, the Company has no formal sludge disposal contracts, however, the Company has encountered no difficulty whatsoever in obtaining proper sludge disposal services, and anticipate none in the future.

Awards and Professional Affiliations
-------------------------------------

     In 1991, The Company was granted the Bell Communications
Research
("Bellcore") hammer-stamp signifying compliance with Bellcore's high quality standards for utility poles used in several Bell System operating companies in the Northeast. The Bell System is renowned in the industry for its rigorous quality assurance standards. Currently, the Company is undergoing an internal review in order to comply with the new ISO 9002 quality standard.

    The Company actively participates in the American Wood
Producers
Association ("AWPA") and the Southern Pine Council ("SPC").
Members of
Management serve on various committees, institutes and rule making bodies of these organizations.

Employees
---------

     As of the date of this Prospectus, the Company employs 14 persons on a full time basis, all of whom work for the Company's subsidiary, Treat-All.
Other than the Company's management personnel, employees are either clerical or semi-skilled laborers neither of which require lengthy or expensive training. The eight surrounding counties (within 32-mile radius of Winston
County) provide a labor source of people who have extensive experience in logging, saw milling, pressure treating, trucking and operating heavy equipment. The plant is non-union with average wages of approximately $5.50 per hour.

     The Company also uses contract labor on an as needed basis. The number of contract laborers used by the Company generally fluctuates from approximately 5 to 15. There is no assurance that sufficient contract laborers will be available to the Company as and when needed.

New Facilities or Plant Operations
----------------------------------

    The Company intends to reactivate its Pole Mill through the Joint Venture discussed above, providing this offering is successful. The Pole Mill can be operated by five (5) employees, who can produce approximately five thousand
($5,000) c.f. of white wood (peeled poles) in an eight hour shift. The cost information was previously discussed.

     A second avenue that will potentially provide production and freight efficiencies is the completion of the Dry Kiln facility at a related company known as Kemper Pressure Treated Forest Products, Inc.

Operating Efficiencies/Volume Related
-------------------------------------

     The Company is constantly striving to increase its TSO and FSO volume.
The impact volume has on efficiency cannot be understated. The principal impact volume has on a preservative wood treating business is to enable operating, production and productivity efficiencies to be maximized. Examples would include: (1) running the Pole Mill full time removing bark from the green wood, thereby minimizing the white wood costs to the Company; (2) filling the steamer or dry kiln to maximum allowable capacity before extracting the water; (3) loading the treating cylinder to maximum allowable capacity before preservative treating the white wood, thereby minimizing the treated cost per cubic foot; (4) maintaining the treating chemicals at constantly high temperatures and thereby avoiding the additional diesel or gas fuel related cost of reheating the chemicals and water when they cools off between production runs; (5) loading rail cares to maximum volume, thereby achieving a lower freight costs per c.f. delivered; and, (6) the lower per c.f. labor costs associated with additional business.

     Two significant benefits derived from increased volume are the goodwill and higher visibility it brings to the Company in the marketplace. Thereby, possibly, although these is no assurance that such would occur, lead to additional business.

     Factors which, if implemented, would bring, in the opinion of the
Company, of which there is no assurance, about greater operating and financial efficiencies and positively impact Cost of Goods sold an Gross Profit include:
(1) buying "green wood" and removing the bark at a Company owned debarking facility; (2) shipping-in more raw material and shipping-out more finished product by rail line; (3) removing water from the wood by dry kiln versus steam, which significantly reduces its weight; (4) having sufficient additional capital; (5) the revenue mix; and (6) increasing volume. Perhaps the last one, volume, can overwhelmingly have the most dramatic effect on both operating and financial efficiencies. One of the Company's longer-term objectives is to increase volume through direct sales, broker sales and other means.

Marketing Arrangement with Kemper Pressure Treated Forest
Products, Inc.
-----------------------------------------------------------------
------

     Kemper Pressure Treated Forest Products, Inc. (""KPT") and the Company entered into a marketing plan (the "Plan") as of September 3, 1996, which is terminable by either party. The purpose of the Plan is to formalize the understanding between the parties regarding their respective joint venture projects; KPT's Dry Kiln joint venture and the Company's Pole Mill joint venture.

     In accordance with this Plan each party to will guarantee the other first-in-line positioning with respect to production, after joint venturer needs have been satisfied. KPT will be assured pole debarking services from the Company's Pole Mill joint venture at the then current, independent, third-party selling price ($.50 cents per cubic foot, as of the date of this Plan).

     Each party recognizes the mutual benefit to the other by entering into this agreement and acknowledges that they do not directly compete with one another. This is a treating chemical related issue. KPT's preservative treating chemical is pentachlorophenol, and the Company's creosote. A buyer's purchasing criteria will typically determine the preferred chemical.

     Marketing efforts by both companies will include offering the other company's treating service. Also, strategic marketing relationships with industry-wide brokers will be jointly pursued, granting brokers access of both companies' treating services.

     The Company and KPT should be considered to be related parties due to the fact that Brian Sorrentino is also the Chief Financial Officer and Chairman of the Board of Directors of KPT, Morris Ingram is also the President and a director of KPT, and Mr. Sorrentino owns 80% of a company known as
Consolidated Financial Industries, Inc. which  owns 100% of KPT.

                                MANAGEMENT
                                ----------

     The executive officers, key employees and directors of the Company and their ages and positions with the Company or its subsidiaries are as follows:

Name                  Age   Position(s) with Company or
Subsidiary
-----                 ---
----------------------------------------
Morris L. Ingram      51    President, Chief Executive Officer,
and Director

Brian L.Sorrentino    39    Chief Financial Officer, Director and
Chairman

Rodney Nicholas       40    V.P., Production Manager and Director

     The Company has no knowledge of any arrangement or understanding in existence between any officer named above and any other person pursuant to which any such officer was or is to be elected to such office or offices. All officers of the Company serve at the pleasure of the Board of Directors. All
Officers of the Company will hold office until the next Annual
Meeting of the
Company. There is no person who is not a designated Officer who is expected to make any significant contribution to the business of the Company except as may be engaged under contract for consulting services.

     The following sets forth biographical information for at least the past five years as to the business experience of each Officer and Director of the
Company.

Morris L. Ingram - President, C.E.O., and Director.  Morris L.
Ingram, age 51,
is a graduate of Mississippi State University with a baccalaureate degree in banking and finance and attended Cumberland Law School in Birmingham, Alabama.
Following his university studies, Mr. Ingram served as Vice-President of two banks, during which time he developed the first Braille checking account system to clear the Federal Reserve.

Mr. Ingram has served as the President, Chief Executive Officer and as a director of the Company and its wholly-owned subsidiary, Treat-All Wood
Products, Inc. since September, 1994.  From June 1994 until
September 1994,
Mr. Ingram served as a consultant to the Company. From approximately June
1992 until June 1994, Mr. Ingram was unemployed while he was recovering from serious injuries he sustained in an automobile accident. From 1989 until June
1992, Mr. Ingram was General Sales Manager for Philadelphia
Treated Products.

For much of the past 15 years Mr. Ingram has been in the treated wood business handling operations and quality programs for several large utility pole producing companies. Mr. Ingram set up and operated a fully functional EDI system within the Bell organization responsible for over 30,000 utility poles a year. During this time he also designed the utility pole component for Bell to install the cable system in Philadelphia, PA.

Mr. Ingram is co-author of the British specification for kiln drying of southern yellow pine and he assisted in the development of the specifications for the ISO 9000 standard for treating in Ireland. He also, co-authored the major specification for Bell Canada's quality control program. Mr. Ingram a standing and active member of the American Wood Producers Association (AWPA)
T-4 subcommittee which writes the specification for utility poles in North
America. He is also an active member of the advisory board of the Mississippi
State Forest Products Utilization Laboratory at Mississippi State University, one of the most recognized research labs in North America.

Brian L. Sorrentino - Chief Financial Officer and Director.
Brian L.
Sorrentino, age 39, has served as the Chief Financial Officer and as Chairman of the Board of Directors of the Company and its wholly-owned subsidiary,
Treat-All Wood Products, Inc. since August, 1994.  From June,
1986 until July,
1992, Mr. Sorrentino was an office manager and a securities account executive for J.W. Grant Company, a securities brokerage firm with headquarters in
Colorado. From August, 1992 until October, 1993, Mr. Sorrentino worked as an account executive with Tamarron Securities, a securities brokerage firm in its
Washington D.C. office. In December 1993, Mr. Sorrentino purchased control of the Company through IFI. Mr. Sorrentino has provided services to the Company on behalf of Source Management Services since December 1993. During his career at various securities firms, he engaged in securities brokerage, trading, investment banking, and other related financial services for customers nationwide.

Rodney Nicholas - Vice President. Mr. Nicholas, age 40, is the Vice President and Plant Manager of the Company's wholly-owned subsidiary, Treat-All Wood
Products, Inc., having been elected to such office on May 6, 1991. From
October 1, 1987, until May 6, 1991, Mr. Nicholas was employed by
Philadelphia
Treated Products as Quality and Coordinating Manger. For more than five years prior to that job, he was employed by Crown Zellerbach Corp. as a Plant
Supervisor overseeing the pole machine operations of the company.

Mr. Nicholas is a graduate of Mississippi State University with a degree in
Wood Technology.

                          EXECUTIVE COMPENSATION
                           ---------------------

     None of the Company's executive officers or directors (the
"Named
Executive Officers") received aggregate cash compensation of $100,000 or more during the fiscal year (12 months) ended September 30, 1995.

     The following Summary Compensation Table sets forth certain information concerning compensation of the Company's Chief Executive Officer, Morris
Ingram, during the fiscal year ended September 30, 1995.  Mr.
Ingram became
Chief Executive Officer of the Company on September 1, 1995.

Summary Compensation Table
---------------------------



                                         Annual Compensation

-------------------------------------------
Name and Principal Position       Fiscal Year       Salary($)
Bonus($)
-----------------------------------------------------------------
-------------
Morris Ingram, President and        1995            $38,685
$-0-
Chief Executive Officer
and Director

     There were no stock awards, restricted stock awards, stock options, stock appreciation rights, long-term incentive plan compensation or similar rights granted to any Named Executive officer during any of the Company's last three fiscal years. None of the Named Executive Officers presently holds directly any stock options or stock purchase rights.

     Except as disclosed below, the Company has no retirement, pension profit sharing or other plan covering its Officers and Directors.

Employment Contracts
--------------------

     The Company presently has an employment contract in effect with the
President and Chief Executive Officer, Morris Ingram which can be terminated by either party on 10 days' written notice. Mr. Ingram serves at the pleasure of the Board of Directors. Mr. Ingram was employed as the President of the
Company on January 1, 1995. Mr. Ingram has oversight of all operations of the plant including, but not limited to, the shipment and treatment of wood products, solicitation of bids for service, sales and maintenance of books and records pursuant to the operation of the plant and as required by the Board of
Directors. Mr. Ingram receives a salary of $38,500 per year and a stock incentive package as outlined below; employer will assign to the employee on a fiscal quarterly basis two percent of the outstanding shares of the Company's common stock if the production exceeds 45,000 c.f. of treated wood for the preceding quarter; 4% of the outstanding shares of the Company's common stock if production exceeds 75,000 c.f. of treated wood for the preceding quarter;
6% of the outstanding shares of the Company's common stock if production exceeds 120,000 c.f. of treated wood for the preceding quarter; 8% of the outstanding shares of the Company's common stock if production exceeds 150,000 c.f. of treated wood for the preceding quarter; and 10% of the outstanding shares of the Company's common stock if production exceeds 180,000 c.f. of treated wood for the preceding quarter. The accumulated shares of common stock assigned to the employee under this agreement shall not exceed 20% of the Company's outstanding common stock.

Stock Option Plans
--------------------

      As of the date of this Prospectus, the Company has no outstanding stock options held directly by its Named Executive Officers, and the Company has adopted no formal stock option plans for its officers, directors and/or employees. The Company reserves the right to adopt one or more stock options plans in the future.

                   SECURITY OWNERSHIP OF MANAGEMENT AND
                          PRINCIPAL SHAREHOLDERS
                   -------------------------------------

     As of September 12, 1996 there were 1,486,912 shares of Common Stock and
5,908,205 shares of Non-convertible Preferred Stock issued and outstanding as well as 1,080,000 Class A Warrants, 792,928 Class B Warrants and
545,000 Class
C Warrants outstanding.

     The following table sets forth, as of September 12, 1996, the common stock ownership of each person known by the company to be the beneficial owner of five percent or more of the Company's common and preferred stock, all
Directors individually and all Directors and Officers of the Company as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown.**

                                         Amount of Beneficial
Ownership

------------------------------

                     % of

     Percent of      Class(2)
                                       Common Stock (1) Common
Stock(1) Class (1)       After
Name and Address of Beneficial Owner   Before Offering  After
Offering  Before Offering Offering
-------------------------------------  ---------------
--------------  --------------- --------
Brian L. Sorrentino (3)                 1,885,025
1,885,025       48.3%           40.9%

Morris Ingram                             50,000           50,000
      1.3%            1.1%

Rodney Nicholas (4)                           -0-             -0-
      0.0%            0.0%

International Finance Industries,Inc(4) 1,884,567
1,884,567       48.3%           40.9%
1250 24th Street, N.W.
Washington, D.C. 20037

Dale L.Hill (5)                          261,169          261,169
      6.7%            5.7%
5056 Westgrove Dr.
Dallas, Texas 75248

Michael Baghdoian (6)                    249,000          249,000
      6.4%            5.4%
13479 Northline
Southgate, Michigan 48195

David L.Wise (7)                         240,337          240,337
      6.2%            5.2%
406 West Durango Blvd.
San Antonio, Texas 78204

Barry Pope (8)                           230,000             -0-
      5.9%            0.0%
650 Old Fannin Road #D9
Jackson, Mississippi 39208

All Directors (9)                      1,935,025        1,935,025
     49.6%           42.0%
and Officers as Group
(3 persons)

(1) Except as noted below in this footnote, calculations assume exercise and conversion of all outstanding 1,080,000 Class A Warrants, 792,928 Class B Warrants,
545,000 Class C Warrants.  All
common and preferred shares held by the Officers, Directors and Principal Shareholders listed above are "restricted or control securities" and as such are subject to limitations on resale.
The shares may be sold pursuant to Rule 144 under certain circumstances.

     Rule 13d-3 under the Securities Exchange Act of 1934, involving the determination of beneficial owners of securities, includes as beneficial owners of securities, among others, any person who directly or indirectly, through any contract, arrangement, understanding relationship or otherwise has, or shares, voting power and/or investment power with respect to such securities; and, any person who has the right to acquire beneficial ownership of such security within sixty days through means, including, but not limited to, the exercise of any option, warrant or conversion of a security. Any securities not outstanding which are subject to such options, warrants or conversion privileges shall be deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the class by any other person.

(2) Assumes no exercise of the Underwriters' over allotment option to purchase up to 70,000 additional shares of common stock, or the Representative's
Warrants to purchase up to 70,000
shares of common stock.

(3) Includes 458 shares held of record by Mr. Sorrentino, and additional shares held of record by International Finance Industries, Inc. as disclosed in note (5) below. Mr. Sorrentino is the President, a director and controlling shareholder of International Finance Industries,
Inc. As such he holds dispositive power over the corporation's shares.

(4)     International Finance Industries, Inc. holds of record
259,567 common shares, 5,908,205
preferred shares, 750,000 Class A Warrants, 500,000 Class B
Warrants and 375,000 Class C
Warrants.

(5) Includes 49,532 shares owned of record by Mr. Hill, 125,000 shares held by First
Interstate Bank of Texas, Trustee of the Dale L. Hill IRA
Rollover Trust, and 8,637 shares owned
in three trusts for Mr. Hill's children, in which Mr. Hill serves as Trustee. This also includes shares underlying 26,000 Class A Warrants, 26,000 Class B
Warrants and 26,000 Class C Warrants
held of record by Mr. Hill. Mr. Hill disclaims beneficial ownership over 10,000 additional shares owned of record by two of his children.

(6)     Includes shares underlying 48,000 Class A Warrants,
38,000 Class B Warrants and 28,000
Class C Warrants held of record by Mr. Baghdoian.

(7) Includes 24,337 shares held of record by Mr. Wise, 109,333 shares held by Douglas P. Snow as Trustee of the Wise Childrens' Trust, 6,667 shares owned by Trinity Asset Corporation and
100,000 shares owned by Pennyrile Forest Products, Inc. Mr. Wise as President of Trinity Asset
Corporation has dispositive power over that corporation's shares.
The Company believes Mr. Wise
has dispositive power over Pennyrile Forest Products, Inc.
shares.

(8) Includes shares underlying 200,000 Class A Warrants which are only exercisable on the date of this Prospectus.

(9) All Directors and Officers as a Group (3 Persons) own of record or beneficially 310,025 common shares, 5,908,205 preferred shares, warrants to purchase
1,625,000 shares of common stock
(750,000 Class A Warrants, 500,000 Class B Warrants and 375,000
Class C Warrants).

** All shares are "restricted securities" and as such are subject to limitations on resale. The shares may be sold pursuant to Rule 144 under certain circumstances. There are no contractual arrangements or pledges of the Company's securities, known to the Company, which may at a subsequent date result in a change of control of the Company.


     The foregoing table and footnotes relate only to the Company's Common
Stock. Effective December 1, 1993, the Company's Board of Directors approved the issuance of 1,000,000 shares of the Company's preferred stock to
International Financial Industries, Inc. ("IFI"). Shares of preferred stock vote together with common stock. The preferred stock has antidilution rights which require that whenever the Company issues one additional share of common stock that the Company must issue 4 additional shares of preferred stock to
IFI. This enables IFI to maintain at least 79.89% or more of the voting control of the Company. As of the date of this Prospectus there are 5,908,205 shares of the Company's preferred stock outstanding. Following the successful closing of this offering, there will be 9,508,205 shares of the Company's preferred stock outstanding (assuming the over allotment shares are not sold, and no warrants, other than one Class A Warrant for 200,000 shares, are exercised).

           CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
           -----------------------------------------------------

Bridge Note Payable - International Financial Industries, Inc.
-------------------------------------------------------------

     The Company has entered into a bridge financing agreement
with
International Financial Industries, Inc. ("IFI") in the amount of
$1,100,000
as a line of credit. The loan has been used for working capital and is to be repaid in full from the proceeds of this offering. The loan bears interest at
8.0% per annum and is secured with certain real estate, equipment, machinery and rolling stock of the Company. As of June 30, 1996, the principal balance owing was $863,061. Brian Sorrentino is President, CEO and Chairman of the
Board of Directors of IFI. Mr. Sorrentino also owns 90% of the outstanding stock of IFI. In the fiscal year ended September 30, 1995, the Company accrued $88,691 interest to IFI on this line of credit.

Consulting Fee Paid to IFI
---------------------------

     In connection with establishing the line of credit from IFI, the Company agreed to pay IFI a $145,000 consulting fee. One-half of the consulting fee was paid in the fiscal year ended September 30, 1994. In the fiscal year ended September 30, 1995 the Company paid the other one-half of the consulting fee ($72,500) to IFI.

Notes Payable - Related Parties
----------------------------------

     The Company has a note payable to a principal shareholder of the Company,
Michael Baghdoian, in the principal amount of $250,000. The note is unsecured, bears interest at 8.0% per annum, and is to be repaid in full from the proceeds of this offering.

     The Company also has borrowed funds from 7 other minority shareholders of the Company that total approximately $485,909 in amount. These notes vary in principal amount from $25,000 to $100,000 and vary in interest rates from 8% per annum to 12% per annum. More specific terms of these notes are summarized in the footnotes to the Company's financial statements contained elsewhere in this Prospectus.

Agreement with Source Management Services
-----------------------------------------

     On November 30, 1993, the Company engaged Source Management
Services, of
Washington, D.C. ("SMS"), as a management advisor for the purpose of assisting the Company in achieving its business plan with regard to the development of long term fiscal and management policy and the assistance with general oversight of Management. In exchange for SMS's services, the Company agreed to pay to SMS on an hourly basis at the rate of $150 per hour, exclusive of expenses. SMS is a company owned by Brian Sorrentino. In the fiscal year ended September 30, 1994, the Company paid $63,658 to SMS. In the fiscal year ended September 30, 1995, the Company paid $37,500 to SMS.

Future Transactions
-------------------

     Any future transactions, including loans, between the Company and any of its officers, directors, affiliates and principal shareholders will be on terms no less favorable to the Company than can be obtained from unaffiliated third parties. Any such transactions will be subject to approval of a majority of the Board of Directors, including a majority of the independent, disinterested directors.

Resolving Conflicts of Interest
-------------------------------

     The Board of Directors has determined that its Directors are to disclose all conflicts of interest and all corporate opportunities to the entire Board of Directors. Any transaction involving a conflict of interest engaged in by the Company shall be on terms not less favorable that could be obtained from an unrelated third party. A director will only be allowed to pursue a corporate opportunity in the event it is first disclosed to the Board of
Directors and the Board determines that the Company shall not pursue the corporate opportunity. (See "RISK FACTORS - Conflicts of Interest.")

                         DESCRIPTION OF SECURITIES
                          ----------------------

Common Stock
----------------

     The authorized capital stock of the Company consists of 10,000,000 shares of $.0075 par value common stock; and 40,000,000 shares of $.005 par value voting Preferred Stock. All shares have equal voting rights and are not assessable. Voting rights are not cumulative, and, therefore, the holders of more than 50% of the common stock of the Company could, if they chose to do so, elect all of the Directors.

     Upon liquidation, dissolution or winding up of the Company, the assets of the Company, after the payment of liabilities and after the satisfaction of all claims by shareholders of the Company's preferred stock will be distributed pro rata to the holders of the common stock. The holders of the common stock do not have preemptive rights to subscribe for any securities of the Company and have no right to require the Company to redeem or purchase their shares. The shares of common stock presently outstanding are, and the shares of common stock to be sold pursuant to this offering will be, upon issuance, fully paid and nonassessable.

     Holders of common stock are entitled to share equally in dividends when, as and if declared by the Board of Directors of the Company, out of funds legally available therefor after payment of any dividends to the holders of the Company's preferred stock. The Company has not paid any cash dividends on its common stock, and it is unlikely that any such dividends will be declared in the foreseeable future.

Common Stock Purchase Warrants
------------------------------

     Class A, B and C Callable Common Stock Purchase Warrants ("IPO Warrants") were issued in connection with the Company's initial public offering. These
IPO Warrants expired unexercised. Subsequently, new Class A, B and C Common
Stock Purchase Warrants were issued in connection with the Company's engagement of International Financial Industries, Inc. and in connection with various other transactions. The Class A, B and C warrants entitle the holder to purchase one share of common stock at a price of $1.00, $2.00 and $4.00, respectively. The Class A Warrants will expire on December 1, 1996 (with the exception of the Class A Warrants held by Barry Pope which are exercisable on the date of this Prospectus only). The Class B Warrants expire on December 1,
1997. The Class C Warrants Expire on December 1, 1998. The expiration dates of the Class A, B and C Warrants may be extended by a majority vote of the
Board of Directors.

     The warrants have been issued pursuant to a Warrant
Agreement between the
Company and American Securities Transfer Incorporated, Denver,
Colorado (the
"Warrant Agent"). The Company has authorized and reserved for issuance the shares of common stock issuable upon exercise of the warrants.

     In the event of liquidation, dissolution or winding up of the Company, holders of the warrants will not be entitled to participate in the assets of the Company. Holders of the warrants will have no voting, preemptive, liquidation or other rights of a shareholder, and no dividends will be declared on the warrants.

Preferred Stock
---------------

      The Company is authorized to issue 40,000,000 shares of preferred stock,
$.005 par value. The preferred stock may be issued in series from time to time with such designation, rights, preferences and limitations as the Board of Directors of the Company may determine by resolution. The rights, preferences and limitations of separate series of preferred stock may differ with respect to such matters as may be determined by the Board of Directors, including, without limitation, the rate of dividends, amounts payable on liquidation, sinking fund provisions (if any), conversion rights (if any), and voting rights. The potential exists, therefore, that preferred stock might be issued which would grant dividend preferences and liquidation preferences to preferred shareholders over common shareholders.

      Unless the nature of a particular transaction and applicable statutes require such approval, the Board of Directors has the authority to issue preferred shares without shareholder approval. The issuance of preferred stock may have the affect of delaying or preventing a change in control of the Company without any further action by shareholders.

     In connection with the Company's engagement of IFI, the Company issued to
IFI 259,567 shares of common stock and 1,000,000 shares of preferred stock.
(See "BUSINESS -- Agreement with International Financial
Industries, Inc.").
This series of preferred stock has no right to dividends or amounts payable on liquidation. It is not convertible to common stock. The preferred stock is entitled to one vote per share, and votes together with the common stock. The preferred stock was issued with anti-dilution rights which provide that each time one additional share of common stock is issued, an additional 4 shares of preferred stock are issued to IFI, without additional consideration being paid therefor. This enables IFI to maintain a minimum of approximately 80% voting control of the Company. As of the date of this Prospectus there are 5,908,205 shares of preferred stock issued and outstanding. Upon the successful closing of this offering there will be 9,508,205 shares of the Company's preferred stock issued and outstanding (assuming the over allotment shares are not sold, and no warrants, other than one Class A Warrant for 200,000 shares, are exercised).

Reports to Shareholders
------------------------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Company will furnish annual reports to shareholders which will include audited financial statements reported on by its certified public accountants. In addition, the Company may issue unaudited quarterly or other interim reports to shareholders as it deems appropriate.

Transfer Agent
---------------

     The Company has retained American Securities Transfer,
Incorporated, 1825
Lawrence Street, Suite 444, Denver, Colorado, 80201-1596, as
Transfer Agent
for the Company's common stock, preferred stock and warrants.

                               UNDERWRITING
                              --------------

     The Company has entered into an Underwriting Agreement (the "Agreement") with the Representative, Castle Securities Corp., 45 Church Street, Suite 25,
Freeport, New York 11520, which provides that the latter together with the participating underwriters listed in Schedule A to the Agreement ("Underwriters") shall serve as the Underwriters in connection with this offering of a total of 700,000 shares of the Company's $.0075 par value common stock (the "Shares"). Under the Agreement, the Underwriters have committed to purchase, subject to certain conditions precedent, on a "firm commitment" basis, a total of 700,000 shares from the Company at a price of $4.50 per
Share for a total of $3,150,000 (the "firm commitment Shares"). Additionally under the Agreement, the Company has given the Underwriters an option to purchase up to 70,000 additional Shares on like terms during the forty-five day period commencing with the date of this Prospectus (the "over-allotment
Shares"). The Underwriters may exercise this option solely to cover over-allotments in the sale of the shares of common stock. The Underwriters may allow to certain dealers who are members of the National Association of
Securities Dealers, Inc., concessions of up to 90% of the underwriting discount per Share.

     The Underwriters named below, represented by Castle Securities Corp., have severally agreed, subject to the terms and conditions of the Agreement, to purchase from the Company the respective number of Shares set forth opposite their names below. The Underwriters are committed to take and pay for all of the Shares underwritten by them and offered hereby, if any are taken.

Underwriter                           Number of Shares
-----------                           ----------------
Castle Securities Corp.
                                      ----------------

----------------------                ----------------

----------------------                ----------------

----------------------                ----------------
       Total:                          700,000

     The Representative has advised the Company that the Underwriters propose to offer the Shares to the public at the offering price set forth on the coverage page of this Prospectus. After the initial public offering, the public offering price, concessions and re-allowances may be changed by the
Representative.

     The Underwriting Agreement provides for a reciprocal indemnification between the Company and the Underwriters against certain civil liabilities, including the liability under the Securities Act of 1933, as amended. The
Securities and Exchange Commission considers the indemnification of parties in regard to securities transactions to be against public policy and therefore unenforceable.

     The Company has agreed to pay to the Representative a non-accountable allowance equal to 3.0% of the gross proceeds received by the Company from the offering ($115,500) assuming the sale of all of the firm commitment and over-allotment Shares offered hereby), $15,000 of which has already been paid, for expenses in connection with this offering.

      The Company has entered into an agreement with the Representative retaining the Representative as financial consultant for a period of one year from the date of this Prospectus. The Representative shall perform consulting services relating to shareholder relations, assisting in long term financial planning, corporate reorganization and expansion, possible acquisition opportunities, capital structure, borrowings and other financial assistance.
The Company will pay a financial consulting fee to Castle
Securities Corp.
from the proceeds of the offering. The amount of the financial consulting fee is equal to 1% of the amount of gross proceeds raised in this offering plus an additional 1% of gross proceeds raised in this offering directly through
Castle Securities Corp. or any member underwriter brought into this offering by Castle Securities Corp.

     Should the Company within five (5) years from the date of this
Prospectus, enter into any agreement or understanding with any person and/or entity introduced by the Representative to the Company within five (5) years from the date of this Prospectus involving (i) the sale of all or substantially all of the assets and properties of the Company,
(ii) the merger
or consolidation of the Company (other than a merger or consolidation effected for the purpose of changing the Company's domicile) or (iii) the acquisition by the Company of the assets or stock of another business entity, which agreement or understanding is thereafter consummated, whether or not during such five (5) year period, the Company, upon such consummation, shall pay to the Representative an amount equal to the following percentages of the consideration paid by the Company in connection with such transaction:

     5% of the first $1,000,000, or portion thereof, of such consideration;

     4% of the second $1,000,000, or portion thereof, of such consideration;
and,

     3% of such consideration in excess of the first $2,000,000 of such consideration.

     The fee payable to the Representative will be in the same form of consideration as that paid by or to the Company, as the case may be, in such transaction.

     The Agreement also provides that the Company will issue Representative's warrants to the Representative to purchase at 120% of the public offering price of the Shares, 70,000 shares of the Company's common stock (the
"Representative's Warrants"). The Representative's Warrants may not be transferred for one year from the date of this Prospectus, except to officers or partners of the Representative. The exercise period pertaining to the
Representative's Warrants is for a four year period commencing twelve months after the date of this Prospectus.

     The holders of the Representative's Warrants or the securities underlying the same will have the right to require the Company to include the
Representative's Warrants and the securities underlying such warrants in any registration statements relating to the Company's securities, as the case may be, for a period of seven years commencing upon the date of this Prospectus.
In addition, at any time during the five year period commencing upon the date of this Prospectus, holders of 50% of the Representative's Warrants or the securities underlying the same will have the right to require the Company to prepare and file one registration statement so as to permit the public offering of the Representative's Warrants and/or the underlying securities, at the expense of the Company, (with the exception that all underwriting commissions and discounts attributable to any shares so registered will be borne by the selling party).

     The holders of the Representative's Warrants will have the opportunity to profit from a rise in the market value of the Company's stock with the resulting dilution in the interests of the other stockholders of the Company.
Such facts may adversely affect the terms on which the Company can obtain additional financing. To the extent that the Representative or other
Underwriters realize any gain from the resale of the Representative's Warrants and/or underlying securities, such gain may be deemed additional underwriting compensation.

Pricing the Offering
--------------------

     As of the date of this Prospectus, there is no public market for the
Company's common stock. The offering price of the Shares was determined between the Company and the Representative with no recognition to any established criteria of value. In determining the offering price and the number of shares to be offered, the Company and the Representative considered such factors as the financial condition of the Company, its net tangible book value, its operating history, condition of the market in the Company's common stock and general condition of the securities market. Accordingly, the offering price set forth on the cover page of this Prospectus should not be considered an indication of the actual value of the Company. The price bears no relation to the Company's assets, book value, earnings or net worth or any other traditional criterion of value.

     Even though the Company has retained the Underwriters to conduct this public offering, there is no assurance an active market will develop or continue in the Company's securities such that subscribers will be able to resell their Shares following this offering.

Purchases by Officers, Directors and Principal Shareholders
------------------------------------------------------------

     Officers, Directors and principal shareholders of the Company and persons associated with them may be sold some of the Shares being offered pursuant to this Prospectus. While it is anticipated that Officers, Directors and principal shareholders may purchase up to 20% of the Shares sold, such purchases may not be made in a manner inconsistent with a public offering of the Company's Shares. Any securities purchased by Officers, Directors and principal shareholders will be purchased for investment purposes only and not for the purpose of redistribution. Moreover, it is not intended for the proceeds from this offering will be utilized, directly or indirectly, to enable anyone, including Officers and Directors, to purchase the Shares offered. To the extent such persons purchase Shares in the offering, the number of Shares required to be purchased by the general public such that the amount for closing is reached will be reduced by like amount. Purchase by
Officers and Directors of up to 20% of the Shares sold will result in management increasing its control of the Company. Consequently, this offering could close with a substantially greater percentage of shares being held by present shareholders and with lesser participation by the public than would otherwise be the case. (See "PROSPECTUS SUMMARY" and "SECURITY OWNERSHIP OF
MANAGEMENT AND PRINCIPAL SHAREHOLDERS.")

Distribution of Selling Shareholders Shares
-------------------------------------------

     A total of 191,300 of the currently outstanding shares of the Company's common stock are being registered in this offering, along with 200,000 shares underlying an option held by Barry Pope. The Selling Shareholders are not paying any of the offering expenses in connection with the registration of the
Selling Shareholders Shares.  Upon the sale of the Selling
Shareholders
Shares, the Company will not have received any of the sale proceeds.

     In the event that the one Class A Warrant covering 200,000 shares which is exercisable only on the date of this Prospectus is exercised, the shares underlying that warrant will be immediately available for resale. All of the remaining 191,300 Selling Shareholder Shares are not available for resale into any public market for a period of ninety (90) days from the date of this
Prospectus, unless the Representative consents to an earlier sale of said shares.

     Following is a list of the Selling Shareholders; the number of shares which they own and/or into which the securities that they currently hold may be exercised/converted; and, the number of the Company's shares that they own and/or into which the securities that they currently hold may be exercised/converted that are not being registered concurrently with the
Shares:





                    Nature of any

                    position, office, or

                    or other material
                      Shares of
                    relationship which the
                      $.0075 par value  Shares of $.0075 par
Shares Retained and,  security holders has had
                      Common Stock      value  Common Stock
if 1% or more, the    within the past 3 yrs. w/
                      owned prior to    offered for the Selling
Percentage of Class   the Company or any of its
Selling Shareholder   this offering     Shareholder's account
owned after offering  predecessor or affiliates
-------------------   ----------------  -----------------------
--------------------  ------------------------
Robert L.Green Jr.    107,500            30,000(1)
77,500(1)             None
James R.Laurence       30,000             5,000
25,000                None
Craig Mahlberg         90,000            20,000
70,000                None
William Mahon           5,000             2,000
3,000                None
Richard Wagner         15,000             6,000
9,000                None
Robert Rynarzewski     10,000             4,000
6,000                None
Donald R. and
  Camelia Clark        19,500            14,700
4,800                None
Theodore L. Tarson      5,000             2,000
3,000                None
Robert Stoltz           4,000             1,600
2,400                None
Howard Edelman         20,000             8,000
12,000                None
Gary Hendrix           20,000             8,000
12,000                None
Michael Mihalko        40,000            16,000
24,000                None
Kathleen Carter        30,000            12,000
18,000                None
Barry Pope (2)        230,000            30,000
  -0-                None
Brian Pope             20,500            20,500
  -0-                None
Charles Dunn           10,000            10,000
  -0-                None
Robert N.Wilkinson      1,500             1,500
  -0-                Attorney
                      ------------      -----------------
-----------------    ----------------
     TOTAL            658,300           191,300
266,700

(1)     Includes 12,500 shares held in the Howrey & Simon Self
Employment Retirement Plan (SERP)
for the benefit of Robert L. Green, Jr.

(2) Barry Pope holds 200,000 Class A Warrants exercisable only on the date of this Prospectus. If Mr. Pope exercises the warrants the underlying shares will be registered and sold as additional Selling Shareholder Shares. These shares have not been included in the 30,000
Selling Shareholders Shares total for Mr. Pope.

     There is no formal plan for the distribution of the Selling
Shareholders
Shares. Management expects that Selling Shareholders Shares will be sold through normal brokerage transactions. Though the Company is bearing the costs associated with the registration of the Selling Shareholders Shares, it will not pay any expenses associated with the transactions by which the
Selling Shareholders Shares are sold.

Litigation Involving Representative
--------------------------------------

     The Securities Bureau of the State of Georgia (the "Bureau") commenced an investigation into the Representative's participation in the sale of securities of Sun Reporter Inc. ("Sun"). The Bureau alleged that sales of such securities were made in violation of Georgia Securities Laws. In 1991 a hearing was held before a Referee appointed by the Bureau with respect to the allegations. The Referee delivered a report to the Bureau recommending findings against the Representative directing it to (i) cease and desist from violations of the Georgia Securities Act of 1973; (ii) file acceptable supervisory guidelines with the Commissioner; (iii) pay a civil penalty in the amount of 25,000; and (iv) abide by a suspension of the Georgia registration until the civil penalty is paid. The Representative's president, in the same action, was ordered to cease and desist from violating the Georgia Securities
Act of 1973 and to pay a $10,000 fine. He was also barred from association with a registered dealer, a limited dealer or an investment adviser until the civil penalty is paid. The Referee's report was adopted in whole by the
Commissioner of Securities and an order was issued adopting the Referee's recommendations. On December 10, 1991, the Representative an its president filed a Notice of Appeal with the Superior Court of Fulton County, State of
Georgia with respect to the aforementioned order seeking reversal thereof on the grounds that neither the record nor applicable law supported the
Commissioner's findings that the Representative (i) committed violations in connection with the sale of unregistered securities; (ii) engaged in a device, scheme and artifice to defraud; (iii) failed to exercise diligent supervision over its employees; and (iv) violated various sections of the Georgia
Securities Laws. The Representative and its president also claimed that the findings against them were excessive, arbitrary, capricious and not rationally related to the acts complained of. The appeal was denied. The Representative has subsequently filed a new appeal seeking to set aside the decision. In
October 1993 the Representative and its president entered into a settlement with the State of Georgia whereby they agreed to withdraw their appeal, pay the fines in installments and the State of Georgia agreed to lift the suspension and bar. The Order entered in this matter on December 10, 1991, was so modified. The Representative's president has paid his fine in full.

     In October 1991 the NASD instituted disciplinary proceedings against the
Representative and one of its officers in connection with market making activities on behalf of Emergency Records, Inc. The NASD has accepted the
Representative's and the Officer's Offer of Settlement pursuant to which neither the Representative nor its officer admitted or denied the allegations against them and agreed to censure and the payment of a $4,000 fine.

     On September 13, 1994, the commission's New York Regional Office commenced an action in the United States District Court for the Southern
District of New York against, among others, the Representative, its president and one of its former employees, alleging violations of Sections 5 (a) and (c) and 17 (a) of the Securities Act and Sections 10(b) and 15 (c) of the Exchange
Act and Rules 10b-3, 10b-5, 10b-6 and 15c1-2 thereunder in connection with the initial public offering and after market of the securities of U.S.
Environmental, Inc., formerly known as Windfall Capital Corp.
The complaint
alleges that they acted as statutory underwriters and engaged in a scheme to manipulate the market for these securities, conspired to offer and sell securities fraudulently with out a valid registration statement filed or in effect or without an exemption from registration, and engaged in fraudulent conduct. The complaint seeks injunctive relief, disgorgement of gains the
Representative, its president and former employee received as a result of the conduct alleged in the complaint and prejudgment interest thereon. In addition, the Commission can also institute an administrative proceeding pursuant to Sections 15 (b) (4) and 19 (h) of the Exchange Act against the
Representative for the violations of the Securities Act and Exchange Act
Sections and Rules referred to above. These actions could result in, among other things, the Representative's inability to participate in or complete the distribution of the securities offered hereby as a result of its potential prohibition from participation in the distribution of securities of an issuer either as an underwriter or as a selling group member. Moreover, disgorgement of any gains previously realized in such transactions could have an adverse impact on the Representative's capital and thus its ability to continue to conduct a securities business.

     A disciplinary proceeding by the Market Surveillance
Committee (the
"Committee") of the NASD against the Representative, its president and two former employees of the Representative, alleging that in connection with the
Representative acting as market maker for the securities of Reshone
International Investment Group, Ltd., they (i) used manipulative, deceptive and other fraudulent devices to create actual or apparent active trading in the securities and to arbitrarily and artificially establish and maintain the price of the stock; (ii) charged excessive markups; and (iii) provided inadequate supervision. After a hearing, the Committee, in its decision dated
February 7, 1996, found the Representative and its president to have committed the alleged violations and imposed the following sanctions: the Representative and its president were, jointly and severally fined $25,000;
the Representative and its president were, jointly and severally required to make restitution to specified customers of $19,373.56 plus interest, less payments made by one of the other Respondents; the Representative and its president were censured; the Representative's president to be suspended for thirty (30) day in all capacities from association with a broker dealer and required to re-qualify as a General Securities Principal within ninety (90) days of the decision. The Representative and its president appealed the
Decision to the National Business Conduct Committee of the NASD and a hearing of the appeal as held in June 1996 and they are awaiting a decision on the appeal. On appeal, the sanctions imposed by Committee can be upheld, reversed, reduced or increased.

    In addition to the sanctions, the NASD could censure the Representative or suspend or expel the Representative from membership in the NASD. If the
Representative were suspended it would have to cease offering the shares until the end of the suspension period. During this period, the Company could attempt to obtain a new underwriter but there is no assurance that it would be successful in such an attempt. If the Representative were expelled it would have to cease offering and the Company would have the same options are in the case of a suspension. Any suspension or expulsion could have a materially adverse effect on the aftermarket. Depending upon the degree of the
Representative's participation and/or the number of market makers, purchasers of the shares could have difficulty in selling their securities. Any administrative proceeding instituted by the Commission as a result of the injunctive proceeding could result in the suspension or revocation of the
Representative's broker dealer registration with the same effect as noted above.

      Furthermore, as a result of the Commission's action, the NASD proceeding and/or any Commission administrative proceeding, the Representative's president, who is also its Financial and Operations Principal ("FINOP"), could be suspended or barred from association with a broker dealer. If that were to occur, the Representative would be required to obtain a new FINOP in order to continue its operations. The Representative believes that such an individual could be obtained, although there is no assurance to that effect.

                             LEGAL PROCEEDINGS
                            -------------------

     There is no material, pending litigation not incidental to the business to which the Company or its subsidiary is a part or against any of its
Officers of Directors as a result of their capacities with the Corporation.

                               LEGAL MATTERS
                             ----------------

     The legalities of the securities of the Company offered will be passed on for the Company by Robert N. Wilkinson, Esq., Gateway Tower East Suite 900, 10
East South Temple, Salt Lake City, Utah 84133. Mr. Wilkinson owns 1,500 shares of the Company's common stock, all of which are being registered by the
Company at the Company's expense and being offered pursuant to this
Prospectus.  Robert C. Beers, P.C. and Stephen W. Wilk, Esq. 3
Linden Street,
Selden, New York, 11784 have acted as counsel for the Representative.

                                  EXPERTS
                               ------------

     The financial statements as of September 30, 1995, and for the year then ended included in this Prospectus, have been audited by Jones, Jensen &
Company, independent public accountants, as stated in their report appearing herein and elsewhere in the registration statement have been so included in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

                           FINANCIAL STATEMENTS
                            ------------------

A Partnership of                 JONES, JENSEN
Professional Corporations          & COMPANY
R. Gordon Jones, CPA PC          ------------
Mark F. Jensen, CPA, PC    Certified Public Accountants


                       INDEPENDENT AUDITORS' REPORT
                         ----------------------------

To the Shareholders
Worldwide Forest Products, Inc.

We have audited the accompanying consolidated balance sheet of Worldwide
Forest Products, Inc. and subsidiary as of September 30, 1995 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended September 30, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Worldwide Forest
Products, Inc. and subsidiary at September 30, 1995, and the consolidated results of their operations and their cash flows for the years ended September
30, 1995 and 1994, in conformity with generally accepted accounting principles.

/s/ Jones, Jensen & Company

Jones, Jensen & Company
Salt Lake City, Utah
June 10, 1996

         349 South 200 East, Suite 500, Salt Lake City, Utah
84111
            Telephone (801) 328-4408, Facsimile (801) 328-4461

                      WORLDWIDE FOREST PRODUCTS, INC.

                     CONSOLIDATED FINANCIAL STATEMENTS

                            September 30, 1995


                              C O N T E N T S


Independent Auditors' Report
      3

Consolidated Balance Sheet
      4

Consolidated Statements of Operations
      6

Consolidated Statements of Stockholders' Equity
      7

Consolidated Statements of Cash Flows
      8

Notes to the Consolidated Financial Statements
     10

                      WORLDWIDE FOREST PRODUCTS, INC.
                        Consolidated Balance Sheet

                                  ASSETS
                                    -------

September 30,

1995

-------------
CURRENT ASSETS

  Cash                                                         $
   20,577
  Accounts receivable
   89,336
  Inventory
  120,332

--------------
     Total Current Assets
  230,245

--------------

PROPERTY AND EQUIPMENT (Note 3)

  Property and equipment, net
2,997,128

-------------
OTHER ASSETS

  Deferred costs (Note 1)
  292,325
  Deposits
   18,601
  Pre-paid interest, net (Note 4)
  247,347

-------------
     Total Other Assets
  558,273

-------------
     TOTAL ASSETS                                              $
3,785,646

=============


         See accompanying notes and independent auditors' report.

                      WORLDWIDE FOREST PRODUCTS, INC.
                  Consolidated Balance Sheet (Continued)


                   LIABILITIES AND STOCKHOLDERS' EQUITY
                  --------------------------------------


September 30,

1995

-------------

CURRENT LIABILITIES

  Accounts payable                                            $
 291,402
  Accrued expenses
 257,373
  Current portion of long-term debt (Note 5)
  37,533
  Notes payable - related parties (Note 6)
 735,909
  Bridge note payable-related party (Note 7)
1,031,379

------------
     Total Current Liabilities
2,353,596

------------
LONG-TERM LIABILITIES

  Notes payable (Note 5)
  74,764

------------
     Total Liabilities
2,428,360

------------
COMMITMENTS AND CONTINGENCIES (Note 8)
    -

------------
STOCKHOLDERS' EQUITY

  Preferred stock, $0.005 par value, 40,000,000 shares
   authorized, 4,511,672 shares issued and outstanding
  22,558
  Common stock, $.0075 par value; 10,000,000 shares
   authorized, 1,185,448 shares issued and outstanding
   8,891
  Additional paid-in capital
6,012,950
  Accumulated deficit
(4,687,113)

-------------
     Total Stockholders' Equity
1,357,286

-------------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                $
3,785,646

=============


         See accompanying notes and independent auditors' report.

                      WORLDWIDE FOREST PRODUCTS, INC.
                   Consolidated Statements of Operations

                           For the Years Ended      For the Nine
Months Ended
                              September 30,                  June
30,
                            -----------------------
-------------------------
                           1995         1994        1996
1995
                          -----------  ----------  ----------
------------
                                                    (Unaudited)
(Unaudited)
REVENUES                   $ 1,446,526  $  719,194  $  767,124
$  1,206,480
COST OF GOODS SOLD           1,035,214     651,243     476,954
   999,520
                            ----------  ----------  ----------
------------
     GROSS PROFIT              411,312      67,951     290,170
   206,960
                            ----------  ----------  ----------
------------
GENERAL AND
 ADMINISTRATIVE EXPENSES

  Salaries and wages           511,622     280,784       92,580
     4,051
  Payroll taxes                 20,412      32,615        9,053
     9,856
  Insurance                     47,177      38,135       29,382
    31,700
  Depreciation                 287,551     270,911      217,628
   215,663
  Amortization                 154,724         -        118,326
   116,043
  Professional fees            186,713     112,045       67,164
   162,243
  Accounts receivable factoring 59,575         -         32,768
    30,879
  Freight and postage           39,927      27,894       47,765
    30,029
  Travel and entertainment      21,124      61,286       14,187
    24,307
  Utilities and telephone       30,093      30,135       15,640
    23,370
  Bank fees                     19,577       7,803        6,964
    15,191
  Bad debt expense              10,769         -             59
        -
  Taxes, penalties and interest 13,139       7,237          517
     9,420
  Other general & administra.   34,578      25,920        5,621
     8,678
                             ---------  ----------  -----------
------------
    TOTAL GENERAL AND
    ADMINISTRATIVE EXPENSES  1,436,981     894,765      657,654
   681,430
                           -----------  ----------  -----------
------------
NET INCOME (LOSS) FROM
 OPERATIONS                 (1,025,669)   (826,814)    (367,484)
  (474,470)
                           -----------  ----------- ------------
------------
OTHER INCOME (EXPENSE)

  Gain(loss)on sale of assets   10,492      34,180           -
    32,175
  Interest income                 -            562           -
        -
  Interest expense            (133,840)    (91,628)     (13,652)
   (15,850)
                           ------------  ----------  -----------
-----------
     TOTAL OTHER INCOME
      (EXPENSE)               (123,348)    (56,886)     (13,652)
    16,325
                           ------------  ----------  -----------
 ----------

NET INCOME (LOSS)          $(1,149,017) $ (883,700) $  (381,136)
$ (458,145)
                           ------------ ----------- ------------
------------
NET LOSS PER SHARE         $     (0.75) $    (1.04) $     (0.22)
$    (0.31)
                           ------------ ----------  ------------
------------
WEIGHTED AVERAGE COMMON
 SHARES OUTSTANDING          1,534,716     853,633    1,719,912
 1,475,088
                          ------------ ----------- ------------
------------



         See accompanying notes and independent auditors' report.

                      WORLDWIDE FOREST PRODUCTS, INC.
              Consolidated Statements of Stockholders' Equity



                           Preferred Stock          Common Stock
       Additional
                           --------------            ------------
       Paid-In    Accumulated
                          Shares      Amount      Shares
Amount      Capital    Deficit
                          ---------   ----------  ----------
-----------  ---------- ----------
Balance,
September 30, 1993          776,556   $    3,883    251,669   $
1,888  $4,866,139 $(2,654,396)
Common stock
issued for cash               -              -      135,000
1,012     268,978        -

Preferred stock issued
(Note 9)                    540,000        2,700        -
    -      (2,700)       -

Net loss for the
year ended
September 30, 1994            -              -         -
   -          -      (883,700)
                         -----------  ----------- -----------
----------  ----------- ----------

Balances,
September 30, 1994        1,316,556        6,583     386,669
2,900    5,132,417 (3,538,096)

Common stock issued
to satisfy debt               -              -        50,000
  375       64,625        -

Common stock issued
as payment of interest        -              -       389,571
2,922      386,649        -

Common stock issued
to satisfy debt                -              -         7,500
    56        7,444        -

Common stock issued to
satisfy debt                  -              -       164,333
1,232       87,846        -

Common stock issued as
payment for interest          -              -        12,500
   94       12,406        -

Common stock issued
to satisfy debt               -              -        42,375
  318       74,682        -

Common stock issued
for cash                      -              -        25,000
  188       49,812        -

Common stock issued
for cash                      -              -        82,500
  619      154,381        -

Common stock issued
for goods or services         -              -        10,000
   75       19,925        -

Common stock issued
to satisfy debt for
goods or services             -              -        15,000
  112       38,738        -

Preferred Stock issued
(See Note 9)             3,195,116       15,975         -
   -       (15,975)       -

Net loss for the
year ended
September 30, 1995            -              -          -
   -           -   (1,149,017)
                        -----------  ---------   ----------
-----------  ----------- -----------
Balances,
September 30, 1995       4,511,672    $  22,558    1,185,448  $
8,891   $6,012,950 (4,687,113)

                        ----------   ---------   ----------
----------  -----------  ------------



         See accompanying notes and independent auditors' report.



                      WORLDWIDE FOREST PRODUCTS, INC.
                   Consolidated Statements of Cash Flows


                                    For the Years Ended
For the Nine Months Ended
                                        September 30,
        June 30,
                                   -------------------------
-------------------------------
                                  1995           1994
1996           1995
                                  -----------  ------------
------------   -------------

(Unaudited)    (Unaudited)
CASH FLOWS FROM
 OPERATING ACTIVITIES

  Net income (loss)                  $(1,149,017)  $ (883,700)
 $  (381,136)   $  (458,145)
  Adjustments to reconcile net
   income (loss) to net cash used
   in operating activities:
    Depreciation and amortization       442,275      270,911
    335,954         331,706
    Common stock issued for
     goods or services                   58,850          -
      7,500          23,850
  Changes in assets and liabilities
   net of effect of acquisitions:
    (Increase) decrease in accounts
     receivable                          83,246      376,029
         -           19,116
    (Increase) decrease in deferred
     costs                               (9,654)    (285,012)
     (7,500)        (52,459)
    (Increase) decrease in inventory      5,861      (55,181)
    (13,186)        (70,242)
    (Increase) decrease in deposits
     and prepaid expenses                -            (1,040)
   (113,084)       (163,638)
    Increase (decrease) in accounts
     payable                           (322,061)    (227,989)
      33,928       (226,610)
    Increase (decrease) in accrued
     expenses                          (149,910)     (39,571)
    (105,177)      (363,609)
                                   ----------      ----------
  ----------     ------------
       Net Cash Provided By (Used)
        in Operating Activities      (1,040,410)    (845,553)
    (242,701)      (960,031)
                                    -----------     -----------
    ----------     ---------
CASH FLOWS FROM INVESTING
 ACTIVITIES

  Purchase of property and
   equipment                           (210,000)           -
      (5,075)      (200,000)
  Disposal of property and
   equipment                             91,825       60,390
          -          80,000
                                    ----------    -------------
  ------------    ------------
     Net Cash Provided by (Used)
      in Investing Activities        $ (118,175)  $   60,390
 $    (5,075)   $  (120,000)


         See accompanying notes and independent auditors' report.

                      WORLDWIDE FOREST PRODUCTS, INC.
                   Consolidated Statements of Cash Flows


                                      For the Years Ended
  For the Nine Months Ended
                                       September 30,
          June 30,
                                     --------------------------
 -----------------------------
                                      1995           1994
 1996           1995
                                     --------------  -----------
 -------------  -------------

 (Unaudited)    (Unaudited)
CASH FLOWS FROM FINANCING
 ACTIVITIES

  Principal payments on notes
   payable                            $   (48,361)   $  (346,525)
 $  (309,658)    $   (35,000)
  Cash proceeds from notes
   payable                              1,005,755        877,297
     344,000         988,103
  Cash proceeds from issuance
   of common stock                        205,000        269,990
     192,857         110,160
                                      ------------
--------------  ------------    -------------
     Net Cash Provided by (Used)
      in Financing Activities           1,162,394        800,762
     227,199       1,063,263
                                      -----------
---------------  -----------    --------------
NET INCREASE (DECREASE)
 IN CASH                                    3,809         15,599
     (20,577)        (16,768)

CASH, BEGINNING OF PERIOD                  16,768          1,169
      20,577          16,768
                                      ------------  -------------
 ------------   --------------
CASH, END OF PERIOD                   $    20,577    $    16,768
 $      -        $       -
                                       ------------
-------------   ------------   -------------


SUPPLEMENTAL DISCLOSURES
 OF CASH FLOW INFORMATION:

CASH PAID DURING THE PERIOD FOR

    Income taxes                      $      -       $     -
 $      -        $      -
    Interest                          $      -       $     -
 $      -        $      -

NONCASH FINANCING ACTIVITIES

     Common stock issued as
      interest                        $    402,071   $     -
 $    21,852     $   402,071
     Common stock issued to pay
      off debt                        $    236,578   $     -
 $   251,300     $   226,579
     Common stock issued for
      goods or services               $     58,850   $     -
 $     7,500     $    23,850






         See accompanying notes and independent auditors' report.

                      WORLDWIDE FOREST PRODUCTS, INC.
                Notes to Consolidated Financial Statements
                            September 30, 1995

NOTE 1 -  ORGANIZATION AND HISTORY

Worldwide Forest Products, Inc.
---------------------------------

Worldwide Forest Products, Inc. (the Company) was incorporated under the laws of the State of Colorado on November 19, 1987, as Bond Street Corporation, and on September 29, 1990, changed its name to Worldwide Forest Products, Inc. The
Company was formed to locate and acquire new and developing business entities.

Treat-All Wood Products, Inc.
-------------------------------

Treat-All Wood Products, Inc. (Treat-All), the Company's wholly-owned subsidiary, was incorporated under the laws of the State of Mississippi on
November 23, 1988. Treat-All was formed to purchase a non-operating wood processing plant. Treat-All is primarily in business to treat wood and forest products for sale in wholesale and retail markets.

NOTE 2 -  SUMMARY OF ACCOUNTING POLICIES

     a. Accounting Method

The Company's financial statements are prepared using the accrual method of accounting in accordance with generally accepted accounting principles.

     b. Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     c. Inventories

The inventory is carried at its lower of cost or market, with cost being determined using the first-in-first-out method and consists of wood and preservative chemicals.

     d. Property and Equipment

All property and equipment is stated at cost. Expenditures for maintenance, repairs and minor renewals are charged to operations as incurred. Depreciation is computed using the straight-line method based upon the estimated useful lives of the assets which are 20 years for buildings, 10 to
20 years for equipment and 5 years for vehicles.

     e. Deferred Costs

Deferred costs represent consulting, legal, and accounting costs incurred in conjunction with preparing the Company's records for a public stock offering.
The costs will be written off at the time of the offering.

                      WORLDWIDE FOREST PRODUCTS, INC.
                Notes to Consolidated Financial Statements
                            September 30, 1995

NOTE 2 -   SUMMARY OF ACCOUNTING POLICIES

     f. Provision for Taxes

The Company accounts for income taxes under Statement of Financial Accounting
Standards No. 109 (FAS 109). Under FAS 109 the asset and liability method is used in calculating deferred income taxes.

At September 30, 1995, the Company had net operating loss carryforwards of approximately $5,150,000 that may be offset against future taxable income through 2010. Because the Company cannot reasonably estimate the future benefit of the carryforward, no deferred tax asset has been reported.
Utilization of the net operating losses may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal
Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating losses before utilization.

     g. Concentrations of Risk

The Company's customer base consists primarily of utility companies who purchase treated poles for utility lines.

     h. Revenue Recognition

Revenue is recognized when the product is shipped to the customer and billed.

     i. Reverse Stock Split

On October 14, 1994, the Company's shareholders approved a one for twenty-five
(1-for-25) share reverse stock split. All references to shares outstanding and net loss per share have been adjusted to reflect the effects of this reverse stock split on a retroactive basis.

     j. Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual results could differ from those estimates.

     k. Principles of Consolidation

The consolidated financial statements include those of Worldwide
Forest
Products, Inc. and its wholly-owned subsidiary, Treat-All Wood
Products, Inc.
All significant intercompany accounts and transactions have been eliminated.

                      WORLDWIDE FOREST PRODUCTS, INC.
                Notes to Consolidated Financial Statements
                            September 30, 1995

NOTE 2 -  SUMMARY OF ACCOUNTING POLICIES (Continued)

     l. Net Loss Per Share

The computations of net loss per share of common stock are based on the weighted average number of common shares outstanding at the date of the consolidated financial statements. Common stock equivalents are not considered in the computation of the weighted average number of common shares outstanding because they would decrease the net loss per common share.

Net loss per share also includes common stock and common stock warrants issued during the twelve months immediately preceding the proposed stock offering
(see Note 13) as if these shares had been outstanding for all periods presented.

     m. Recently Issued Accounting Standards

In March 1995, the Financial Accounting Standards Board issued a new statement titled "Accounting for Impairment of Long-Lived Assets." This new standard is effective for fiscal years beginning after December 15, 1995 and would change the Company's method of determining impairment of long-lived assets. Although the Company has not performed a detailed analysis of the impact of this new standard on the Company's financial statements, the Company does not believe that adoption of the new standard will have a material effect on the financial statements.

In October 1995, the Financial Accounting Standards Board issued a new statement titled "Accounting for Stock-Based Compensation." This new standard is effective for fiscal years beginning after December 15, 1995. The standard encourages, but does not require, companies to recognize compensation expense for grants of stock, stock options, and other equity instruments to employees based on fair value. Companies that do not adopt the fair value accounting rules must disclose the impact of adopting the new method in the notes to the financial statements. Transactions in equity instruments with non-employees for goods or services must be accounted for on the fair value method.
Although the Company has not performed a detailed analysis of the impact of this new standard on the Company's financial statements, the Company does not believe that adoption of the new standard will have a material effect on the financial statements.

NOTE 3 -  PROPERTY AND EQUIPMENT

Property and equipment is summarized by major classifications as follows:

                                         1995
                                        ------
     Land                            $   603,017
     Buildings                         1,351,156
     Machinery and equipment           1,861,309
     Furniture and fixtures               37,789
     Autos and light trucks              139,237
                                      ----------
         Balance Forward               3,992,508

                      WORLDWIDE FOREST PRODUCTS, INC.
                Notes to Consolidated Financial Statements
                            September 30, 1995

NOTE 3 -  PROPERTY AND EQUIPMENT (Continued)

         Balance Forward               3,992,508

     Less accumulated depreciation      (995,380)
                                      ----------
     Net property and equipment      $ 2,997,128
                                      -----------
The Company expensed $287,551 and $270,911 in depreciation for the years ended
September 30, 1995 and 1994, respectively.

NOTE 4 - PRE-PAID INTEREST

Pre-paid interest represents the value of common stock issued to induce an investor to make a working capital loan to the company. The amount is being amortized over a two year period. The amortization expense was $154,724 for the year ended September 30, 1995.


NOTE 5 -  NOTES PAYABLE

Notes payable consist of the following:


   1995

  ------

Note payable to General Motors Acceptance Corp.
 due in monthly installments of $404, including interest
 at 13.12% per annum, with a maturity date of May 1996,
 secured by a vehicle.
$   5,782

Note payable to General Motors Acceptance Corp.,
 due in monthly installments of $399, including interest
 at 13.12% per annum, with a maturity date of May 1996,
 secured by a vehicle.
    5,714

Note payable to General Motors Acceptance Corp.,
 due in monthly installments of $472, including interest
 at 13.12% per annum, with a maturity date of May 1996,
 secured by a vehicle.
    6,293

Note payable to B&G Equipment, due in monthly
 installments of $2,250, including interest at 8.5% per
 annum, with a maturity date of December 1999, secured
 by equipment.
   94,508

---------

              Total notes payable
  112,297

              Less: current portion
  (37,533)

---------
              Total long-term obligations
$  74,764

---------

                      WORLDWIDE FOREST PRODUCTS, INC.
                Notes to Consolidated Financial Statements
                            September 30, 1995

NOTE 5 -   NOTES PAYABLE (Continued)

     Maturities of long-term debt are as follows:

     1996     $  37,533
     1997        21,491
     1998        23,391
     1999        25,458
     2000         4,424
              ---------
       Total  $ 112,297
              ---------
NOTE 6 - NOTES PAYABLE - RELATED PARTIES

The notes payable to related parties consist of the following:


    1995

    ------
Note payable to a shareholder, due on demand, with an
 interest rate of 8% per annum, secured by warrants.
$   25,000

Note payable to a shareholder, due on demand, with an
 interest rate of 8% per annum, secured by equipment.
    70,000

Note payable to a shareholder, due on demand in
 common stock, no interest, unsecured.
    39,480

Note payable to a shareholder, due from proceeds of
 proposed stock offering, with an interest rate of 12% per
 annum, unsecured.
   100,000

Note payable to a shareholder, due on demand, to
 be paid in common stock, no interest, unsecured.
    75,804

Note payable to a shareholder, due on demand, with
 interest, secured.
    75,625

Note payable to a shareholder, due from proceeds of
 proposed stock offering, with an interest rate of 12%
 per annum, unsecured.
   100,000

Note payable to a shareholder, due from proceeds of
 proposed stock offering, with an interest rate of 8%
 per annum, unsecured.
   250,000

 ----------
       Total notes payable to related parties
   735,909

       Less: current portion
  (735,909)

 ----------
       Total long-term related party obligations
 $     -

 ----------

                      WORLDWIDE FOREST PRODUCTS, INC.
                Notes to Consolidated Financial Statements
                            September 30, 1995

NOTE 7 - RELATED PARTY TRANSACTIONS

Bridge Note Payable
---------------------

The Company has entered into a bridge financing agreement with International
Financial Industries (IFI), which shares common ownership with the Company, in the form of a line of credit. The balance outstanding on the line of credit was $1,031,379 at September 30, 1995. The line is to be used for working capital and will be repaid out of the proceeds of the proposed stock offering
(see Note 13).  The line bears an 8% interest rate per annum.

Agreement for Management Services
-----------------------------------

On November 30, 1993, the Company engaged Source Management
Services, Inc.
(SMS), a Delaware corporation, as a management advisor for the purpose of assisting the Company in achieving its business plan via the development and implementation of long-term fiscal and management policy and assistance with general oversight of the Company. In exchange for SMS's services, the Company agreed to pay SMS on an hourly basis at the rate of one hundred fifty dollars
($150.00) per hour, exclusive of expenses.

NOTE 8 -  DISPUTED DEBTS

The Company is currently disputing a debt to the City of Louisville,
Mississippi, which was entered into by Superior Wood Products, Inc. (Superior) in 1986 in the amount of $227,000. Superior was purchased by the Company in
November of 1988. The Company's legal counsel is under the opinion that the result of litigation would be favorable to the Company for several reasons.
First, the Bill of Sale between the Company and Superior indicated that the property of Superior would be purchased "subject to" and "not in assumption of" certain indebtedness of Superior to third parties, including the indebtedness to the City of Louisville. Also, the Company and the Company's legal counsel persistently attempted to obtain documents from the City, including a security agreement. However, the city attorney has notified the
Company's legal counsel that the City does not have possession of a security agreement, and therefore, could not furnish a copy. According to the
Company's legal counsel, the defenses available to the Company for consideration include laches, estoppel, statutes of limitations, and recoupment of any personal property taxes paid by the Company.

                      WORLDWIDE FOREST PRODUCTS, INC.
                Notes to Consolidated Financial Statements
                            September 30, 1995

NOTE 9   -PREFERRED STOCK

The preferred stock has no right to dividends or amounts payable on liquidation. It is not convertible to common stock. The preferred stock is entitled to one vote per share, and votes together with the common stock. The preferred stock was issued with anti-dilution rights which provide that each time one additional share of common stock is issued, an additional 4 shares of preferred stock are issued to IFI, without additional consideration. This enables IFI to maintain a minimum of approximately 80% voting control of the
Company.

NOTE 10 - STOCK PURCHASE WARRANTS

The Company currently has three types of stock purchase warrants outstanding.
The outstanding warrants are summarized as follows:

                                               Exercise Price
                               Warrants       per Share
Expiration Date
                               -----------    ------------
--------------
    A Warrants                 812,000         $1
Various
    B Warrants                 562,000         $2
December 1, 1997
    C Warrants                 437,000         $4
December 1, 1998

At September 30, 1995, all warrants were exercisable.

NOTE 11 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplated the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash, nor does it currently have a source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. It is intent of the Company to seek additional financing through equity transactions, a public offering, and to re-negotiate some of its debt.

NOTE 12 - INTERNATIONAL SALES

The primary market for the Company's product has been the continental United
States. However, some overseas sales (Saudi Arabia) have been made in the
1995 and 1994 fiscal years totaling $264,000 and $29,000, respectively.

NOTE 13 - SUBSEQUENT EVENTS AND INTERIM FINANCIAL INFORMATION


Common Stock Issuances
----------------------

Subsequent to September 30, 1995, the Company has issued a total of 334,464 shares of common stock to various individuals as consideration for loans to the Company, conversions of debt, and for services.

                      WORLDWIDE FOREST PRODUCTS, INC.
                Notes to Consolidated Financial Statements
                            September 30, 1995

NOTE 13 - SUBSEQUENT EVENTS AND INTERIM FINANCIAL INFORMATION
(Continued)

Stock Warrants
--------------

On March 1, 1996, the Company issued an additional 200,000 class
A stock
purchase warrants with an exercise price of $1.00 per share.
There warrants
are exercisable only on the date of the public offering.

Joint Marketing Plan
---------------------

Worldwide Forest Products, Inc. and Kemper Pressure Treated
Forest Products,
Inc. entered into a Joint Marketing Plan on September 3, 1996. This Plan guarantees each company first-in-line production positioning with respect to the other's Joint Venture (a Pole Mill and Dry Kiln, respectively), after joint venturer needs have been satisfied. The cost to each company will be the other's normal third-party selling price for the service. Additionally, marketing efforts by each company will include offering the other's preservative treating service (i.e. creosote vs. pentachlorophenol, respectively). This chemical difference precludes competition between the companies.

Proposed Public Offering of Common Stock
----------------------------------------

In September 1996, the Company entered into an agreement with an underwriter
(the "Underwriter"), whereby the Underwriter has agreed in principle to act as underwriter in a secondary public offering of up to 1,161,300 shares of the
Company's common stock (1,091,300 shares intended to be offered to the public and 70,000 shares for which the Underwriter has the option to purchase to cover overallotments, if any)

Interim Financial Information
-------------------------------

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form SB-2 and Item 310(b) of
Regulation SB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments
(consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine-months ended
June 30, 1996 are not necessarily indicative of the results that may be expected for the year ended September 30, 1996.

-----------------------------------------------------------------
----------
          No person is authorized to give any information or to
make any
representation other than those contained in this Prospectus, and if given or
made such information or representation must  not be relied upon as having
been authorized.  This Prospectus does not constitute an offer to sell or a
solicitation of an offer to buy any securities other than the
Shares offered
by this Prospectus or an offer to sell or a solicitation of an offer to buy
the Shares in any jurisdiction to any person to whom it is
unlawful to make
such offer or solicitation in such jurisdiction.
-----------------------------------------------------------------
----------
                             TABLE OF CONTENTS
                              -----------------

     Page

     ----
Prospectus.......................................................
 .......
Risk
Factors..........................................................
 ..
Dilution.........................................................
 .......
Use of
Proceeds.........................................................
Selected Consolidated Financial
Data....................................
Management's Discussion and Analysis of
  Financial Condition and Results of

Operations.......................................................
 .....
Business.........................................................
 .......
Marketing........................................................
 .......
Competition......................................................
 .......
Employees........................................................
 .......
Patents, Trademarks and
Licenses........................................
Environmental Compliance and Environmental

Matters..........................................................
 .....
Facilities.......................................................
 .......
Management.......................................................
 .......
Executive
Compensation..................................................
Security Ownership of Management and
  Principal
Shareholders................................................
Certain Relationships and Related Party

Transactions.....................................................
 .....
Description of Securities
 ..............................................
Underwriting.....................................................
 .......
Legal
Proceedings......................................................
 .
Legal
Matters..........................................................
 .
Experts..........................................................
 .......
Financial
Statements....................................................

     UNTIL          , 1996 (25 DAYS) AFTER THE DATE OF THIS
PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES,
WHETHER OR NOT
PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A
PROSPECTUS.
THIS IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A
PROSPECTUS WHEN
ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD
ALLOTMENTS OR
SUBSCRIPTIONS.
                              700,000 Shares
                                    and
                          391,300 Shares Offered
                          By Selling Shareholders

                      WORLDWIDE FOREST PRODUCTS, INC.
                               Common Stock

                            ------------------
                                PROSPECTUS
                               ------------
                                     , 1996
                                -------

                              Representative:

                          CASTLE SECURITIES CORP.
                        45 Church Street, Suite #25
                         Freeport, New York  11520
                              (516) 868-2000

                                  PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

     The estimated expenses of the offering, all of which are to be borne by the Company are as follows:

SEC Filing
Fee......................................................$  1,882

NASD Filing
Fee......................................................  1,046
NASDAQ Filing
Fee....................................................  7,187
Printing
Expenses....................................................
2,500*
Accounting Fees and
Expenses........................................ 334,825*
Legal Fees and
Expenses.............................................  25,000*
Blue Sky Fees and
Expenses..........................................  10,000*
Registrar and Transfer Agent
Fees...................................   2,000*
Non-Accountable Expenses
Allowance.................................. 105,000**
Financial Consulting
Fee............................................  40,000*
Miscellaneous....................................................
 ...   7,500*
     Total
 .......................................................$
529,753*

 ========
* Estimated
**If the Underwriters' over-allotment option is exercised, the non-accountable expense allowance will be $115,500; therefore, the total expenses of the offering would be approximately $540,253.

     Of the estimated $529,753 in offering expenses, approximately $339,825 have been prepaid by the Company. The Company estimates that its net offering proceeds will be reduced by approximately $189,928 in offering expenses
($200,428 in the event the over-allotment sold).

Item 14.  Indemnification of Directors and Officers.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, Director or Officer of the
Company is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

     Article X of the Registrant's Articles of Incorporation, filed November
19, 1987, states as follows:

Subject to the fullest rights of indemnification and limitation of liability granted by the Colorado Corporation Code as it may be amended from time to time;

     1. ..The corporation may indemnify any person who is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative
(other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses
(including attorney fees), judgments, fines, and amount paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation and, with respect to any criminal action of proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

     2. . .The corporation may indemnify any person who is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation; but no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

     3.. . .To the extent that a director, officer, employee,
fiduciary or
agent of the corporation has been successful on the merits in defense of any action, suit or proceeding referred to in (1) or (2) of this
Article X or in
the defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

     4. . . Any indemnification under (1) or (2) of this Article X (unless ordered by a court) and as distinguished from (3) of this Article X, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in (1) or (2) above. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

     5. . . .Expenses (including attorney fees) incurred in
defending a civil
or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in (3) or (4) of this Article X upon receipt of an undertaking by or on behalf of the director, officer, employee, fiduciary or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the corporation as authorized in this Article.

     6.. . .The indemnification provided by this Article X shall be deemed
exclusive of any other rights to which those indemnified may be entitled under any agreement vote of shareholders or disinterested directors, otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

     7.. . . The corporation may purchase and maintain insurance on behalf of
any person who is or was a director, officer, employee, fiduciary or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under provisions of this
Article X.

     8.. . .To the fullest extent provided in said Act (the
Colorado
Corporations Code), the directors of the corporation shall not be liable to the corporation or its shareholders for monetary damages.

     The Underwriting Agreement provides for a reciprocal indemnification between the Company and the Underwriters against certain civil liabilities, including the liability under the Securities Act of 1933, as amended.

     Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers or persons controlling the
Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 15.  Recent Sales of Unregistered Securities.

     During the past three years, the Company sold securities which were not registered under the Securities Act of 1933, as amended, as follows:


                                                   Number of
Shares
                                                   $.0075 Par
Value
Name                                    Date       Common Stock *
      Total Consideration
---------------------- ------           ---------
--------------------  -------------------
International Financial Industries Inc. 12/01/93   259,567
      Note 1
Robert T.Green                          03/22/95   107,500
      $205,000
Dr. Michael Baghdoian                   09/01/95   125,000
      Note 2
James R.Laurence                        08/20/95    30,000
      Note 3
Craig Maulberg                          11/08/95    90,000
      Note 4
William Mahon                           12/14/95     5,000
      Note 5
Richard Wagner                          12/08/95    15,000
      Note 6
Robert Rynarzewski                      12/22/95    10,000
      Note 7
Donald R.Clark                          01/11/96    19,500
      Note 8
Theodore Tarson                         12/21/95     5,000
      Note 9
Robert Stoltz                           12/13/95     4,000
      Note 10
Howard Edelman                          03/15/96    20,000
      Note 11
Gary Hendrix                            12/03/95    20,000
      Note 12
Michael Mihilko                         10/24/95    40,000
      Note 13
Kathleen Carter                         10/24/95    30,000
      Note 14
Barry Pope                              06/01/95    23,000
      Note 15
Brian Pope                              06/01/95    20,500
      Note 16
Charles Dunn                            06/01/95    10,000
      Note 17
Robert N.Wilkinson                      06/30/96     1,500
      Note 18
Robert Breauz                           06/30/96    17,869
      Note 19
John R. Carvell                         06/30/96    10,000
      Note 20
Youness Hendifar                        06/30/96     5,822
      Note 21
Rubin Seymour                           06/30/96    11,973
      Note 22
Mark Solomon                            06/30/96    20,000
      Note 23
Stephen D.Weiss                         06/30/96     8,800
      Note 24

(1) Issued as partial consideration for $1,100,000 line of credit to the Company. In addition, International Financial Industries, Inc. was issued 1,000,000 shares of the Company's preferred stock (now 5,908,205 preferred shares due to anti-dilution voting rights), 750,000 Class A
Warrants, 500,000 Class B Warrants and 325,000 Class C Warrants in connection with establishing this line of credit.

(2) Issued as partial consideration for $250,000 loan to the Company.
(3) Issued as partial consideration for $100,000 loan to the Company.
(4) Issued as partial consideration for $200,000 loan to the Company.
(5) Issued as partial consideration for $25,000 loan to the Company.
(6) Issued as partial consideration for $75,000 loan to the Company.
(7) Issued as partial consideration for $50,000 loan to the Company.
(8) Issued as partial consideration for $40,000 loan to the Company.
(9) Issued as partial consideration for $25,000 loan to the Company.
(10) Issued as partial consideration for $20,000 loan to the Company.
(11) Issued as partial consideration for $100,000 loan to the Company.
(12) Issued as partial consideration for $100,000 loan to the Company.
(13) Issued as partial consideration for $100,000 loan to the Company.
(14) Issued as partial consideration for $75,000 loan to the Company.

(15) Issued in connection with settlement of breach of contract litigation. Barry Pope was also issued 200,000 Class A Warrants in connection with settlement of the litigation, which warrants are exercisable only on the date of the Prospectus.

(16) Issued in connection with settlement of breach of contract litigation.
(17) Issued as payment for legal services in settlement of the breach of contract litigation.
(18)  Issued as payment for $7,500 of legal services.

(19)  Issued in connection with the conversion of approximately
$53,607.30 debt (including any
accrued interest).  Also received 35,736 Class B Warrants.

(20)  Issued in connection with the conversion of approximately
$65,832.40 debt (including any
accrued interest).  Also received 20,000 Class B Warrants.

(21)  Issued in connection with the conversion of approximately
$17,465.75 debt (including any
accrued interest).  Also received 11,644 Class B Warrants.

(22)  Issued in connection with the conversion of approximately
$35,919.00 debt (including any
accrued interest).  Also received 22,946 Class B Warrants.

(23)  Issued in connection with the conversion of approximately
$73,930.00 debt (including any
accrued interest).  Also received 40,000 Class B Warrants.

(24)  Issued in connection with the conversion of approximately
$26,400.00 debt (including any
accrued interest).  Also received 17,600 Class B Warrants.


    With respect to the sales made, the Registrant relied on
Section 4(2) of
the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the shares. The securities were offered to officers, directors and the persons named above, who had access to information either by virtue of their relationship with the Registrant, or, by information and the opportunity to make investigation and inquiry provided to each of the investors, including their purchaser representative where applicable, by the Company and its officers and directors. The securities were offered for investment purposes only and not for the purpose of resale or distribution, and the transfer thereof was appropriately restricted by the
Registrant.

Item 16    Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement pursuant to Item 601 of the Regulation S-B:

Exhibit No.    Title
-----------    ---------

1.1            Underwriting Agreement
1.2            Agreement Among Underwriters
1.3            Selling Agreement
1.4            Financial Consulting Agreement
1.5            Representative's Stock Purchase Warrant
3.1            Articles of Incorporation
3.2            Amendment to Articles of Incorporation (May 9,
1989)
3.3            Amendment to Articles of Incorporation (October 1,
1990)
3.4            By-laws
4.1            Statement Establishing a Series of Preferred Stock
5.0 Opinion of Robert N. Wilkinson, Esq. regarding the legality of the securities being registered
23.1           Consent of Robert N. Wilkinson, Esq.
23.2           Consent of Jones, Jensen & Company
24.1           Power of Attorney
27.1           Financial Data Schedule

(b)    Financial statement schedules:

       All applicable information is included in the basic financial statements.

Item 17.    Undertakings.
            ------------

     Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      The undersigned Company hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)   To include any prospectus required by Section
10(a)(3) of
the Securities Act of 1933:

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the
Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove any registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Act of 1933, the
Registrant has duly caused this Form SB-2 Registration Statement to be signed on its behalf of the undersigned thereunto duly authorized, in the City of
Louisville, State of Mississippi on the 3rd day of October, 1996.

                                   WORLDWIDE FOREST PRODUCTS,
INC.


                                   By /s/ Morris L. Ingram


--------------------------------
                                     Morris L. Ingram, President
and CEO

     Pursuant to the requirements of the Securities Act of 1933, this Form SB-
2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature               Title                          Date
----------                ---------                      ------

/s/ Brian L. Sorrentino   Chief Financial Officer        10/3/96

-----------------------   (Principal Financial and
Brian L. Sorrentino   Accounting Officer),and
                          Chairman of the Board of
                          Directors

/s/ Morris L. Ingram      President, Chief Executive     10/3/96
-----------------------   Officer and Director
Morris L. Ingram

/s/ Rodney Nicholas       Vice President-Operations,     10/3/96
----------------------    Secretary, Treasurer and
Rodney Nicholas             Director


                               EXHIBIT INDEX


Exhibit No.    Title
      Page
------------   ------------------
      ----
   1.1         Underwriting Agreement
   1.2         Agreement Among Underwriters
   1.3         Selling Agreement
   1.4         Financial Consulting Agreement
   1.5         Representative's Stock Purchase Warrant
   3.1         Articles of Incorporation
   3.2         Amendment to Articles of Incorporation (May 9,
1989)
   3.3         Amendment to Articles of Incorporation (October 1,
1990)
   3.4         By-laws
   4.1         Statement Establishing a Series of Preferred Stock
   5.0 Opinion of Robert N. Wilkinson,Esq. regarding the legality of the securities being registered
  23.1         Consent of Robert N. Wilkinson, Esq.
  23.2         Consent of Jones, Jensen & Company
  24.1         Power of Attorney
  27.1         Financial Data Schedule